Exhibit 4.1

BANCO SANTANDER, S.A.

as Issuer

TO

THE BANK OF NEW YORK MELLON,

London Branch

as Trustee

INDENTURE

Contingent Convertible Capital Securities

dated as of June 3, 2026

BANCO SANTANDER, S.A.

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and this Contingent Convertible Capital Securities Indenture, dated as of June 3, 2026.

Trust Indenture Act Section	Contingent Convertible Capital Securities Indenture Section
§310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	7.09, 7.11
§311(a)	7.14
(b)	7.14
§312(a)	8.01, 8.02(a)
(b)	8.02(b)
(c)	8.02(c)
§313(a)	8.03(a)
(b)	8.03(a)
(c)	1.06, 8.03(a)
(d)	8.03(b)
§314(a)	8.04, 11.06
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
(f)	Not Applicable
§315(a)	7.01
(b)	7.03, 8.03(a)
8.03(a)
(c)	7.01
(d)	7.01
(d)(1)	7.01
(d)(2)	7.01
(d)(3)	7.01
(e)	6.15
§316(a)(1)(A)	6.14
(a)(1)(B)	6.16
(a)(2)	Not Applicable
(a)(last sentence)	1.01
(b)	6.10
§317(a)(1)	6.04
(a)(2)	6.06
(b)	11.03
§318(a)	1.08

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Contingent Convertible Capital Securities Indenture.

i

v

Section 13.04.	Trustee to Effectuate Subordination	113
Section 13.05.	Trustee Not Fiduciary for Senior Creditors	113
Section 13.06.	Rights of Trustee as Senior Creditor; Preservation of Trustee’s Rights	113
Section 13.07.	Article Applicable to Paying Agents	113

ARTICLE 14
BAIL-IN AND RESOLUTION ACTIONS

Section 14.01.	Agreement and Acknowledgment with Respect to the Exercise of the Bail-in Power	114

CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE, dated as of June 3, 2026, between BANCO SANTANDER, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company” or “Banco Santander”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, as Issuer, and THE BANK OF NEW YORK MELLON, London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”), having its Corporate Trust Office at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Contingent Convertible Capital Securities Indenture to provide for the issuance from time to time of its Contingent Convertible Capital Securities (herein called the “Contingent Convertible Capital Securities”), to be issued in one or more series, represented by one or more Global Securities in registered form, or represented by definitive Contingent Convertible Capital Securities in registered form, the amount and terms of each such series to be determined as hereinafter provided.

All things necessary to make this Contingent Convertible Capital Securities Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

This Contingent Convertible Capital Securities Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Contingent Convertible Capital Securities Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Contingent Convertible Capital Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Contingent Convertible Capital Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Contingent Convertible Capital Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the Kingdom of Spain at the date of such computation and as applied by the Company;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Contingent Convertible Capital Securities Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) any reference to an “Article” or a “Section” refers to an Article or Section of this Contingent Convertible Capital Securities Indenture; and

(f) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”).

Certain terms, used principally in certain Articles hereof are defined in those Articles.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning set forth in Section 11.04, of this Agreement.

“Additional Contingent Convertible Capital Securities” has the meaning set forth in Section 3.16.

“Additional Tier 1 Capital” means additional tier 1 capital (capital de nivel 1 adicional) in accordance with Chapter 3 (Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Additional Tier 1 Instrument” means any instrument of the Company qualifying as Additional Tier 1 Capital in whole or in part from time to time.

“ADR Deposit Agreement” means the Deposit Agreement dated as of September 22, 2021, and as may be amended from time to time between the Company, Citibank, N.A., and the holders from time to time of American Depositary Receipts issued thereunder.

“ADS Depositary” means Citibank, N.A., as the depositary under the ADR Deposit Agreement or any successor ADS depositary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the agents appointed in accordance with this Contingent Convertible Capital Securities Indenture or applicable supplemental indenture.

“Agent Member” means a member of, or participant in, any Depositary.

“Amounts Due” means the Liquidation Preference, together with any accrued but unpaid Distributions, and Additional Amounts, if any, due on the Contingent Convertible Capital Securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, then applicable to the Company and/or the Group including, without limitation to the generality of the foregoing, the CRD, the BRRD, the SRM Regulation and those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency of the Regulator then applicable to the Company and/or the Group including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Company and/or the Group).

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Contingent Convertible Capital Securities.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Available Distributable Items” means, in respect of the payment of a Distribution at any time, those profits and reserves (if any) of the Company which are available, in accordance with Applicable Banking Regulations for the payment of such Distribution.

“Authorized Officers” shall have the meaning as determined pursuant to Section 1.19.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its articles 48 and 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“Board of Directors” means either the board of directors of the Company or any committee or Person duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary or any Person duly authorized by the Company to have been duly adopted by the relevant Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.

“BRRD” means Directive 2014/59/EU of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Business Day” means, unless otherwise provided in the form of Contingent Convertible Capital Securities for any particular series pursuant to the provisions of this Contingent Convertible Capital Securities Indenture, any day, other than Saturday or Sunday, that is not a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the T2 real-time gross settlement (RTGS) system, owned and operated by the Eurosystem, or any successor thereto, is closed for business.

“Calculation Agent” means the Trustee or such other person authorized by the Company as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to any series of Contingent Convertible Capital Securities and that accepts such appointment.

“Capital Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the Contingent Convertible Capital Securities of the relevant series ceasing to be included in, or counting towards, the Group’s or the Company’s Tier 1 Capital.

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

“CET1 Capital” means at any time, the common equity tier 1 capital of the Company or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“CET1 ratio” means, at any time, with respect to the Company or the Group, as the case may be, the ratio (expressed as a percentage) of the aggregate amount (in euro or such other primary currency used in the presentation of the Group’s accounts from time to time) of the CET1 Capital of the Company or the Group, respectively, at such time divided by the Risk Weighted Assets Amount of the Company or the Group, respectively, at such time.

“Clearing System” means DTC or any of the European Clearing Systems, as applicable.

“Clearing System Contingent Convertible Capital Securities” means, for so long as any Contingent Convertible Capital Securities of a series is represented by a global Contingent Convertible Capital Security held by or on behalf of a Clearing System, any particular Liquidation Preference of such series of the Contingent Convertible Capital Securities shown in the records of a Clearing System as being held by a holder of the Contingent Convertible Capital Securities of such series.

“CNMV” means the Spanish Market Securities Commission (Comisión Nacional del Mercado de Valores).

“Code” shall have the meaning given in Section 7.17.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity Tier 1 Instruments” means instruments qualifying as CET1 Capital.

“Common Shares” means ordinary shares in the capital of the Company.

“Company” means the Person named as the “Company” in the first paragraph of this Contingent Convertible Capital Securities Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Contingent Convertible Capital Securities Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any member of the Board of Directors or any officer or representative of the Company empowered to do so by Board Resolution, and delivered to the Trustee.

“Contingent Convertible Capital Securities” has the meaning set forth in the recitals of the Company herein and more particularly means any series of Contingent Convertible Capital Securities issued, authenticated and delivered under this Contingent Convertible Capital Securities Indenture.

“Contingent Convertible Capital Securities Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Contingent Convertible Capital Securities established pursuant to Section 3.01.

“Contingent Convertible Capital Security” means one of the Contingent Convertible Capital Securities.

“Contingent Convertible Capital Security Register” and “Contingent Convertible Capital Security Registrar” have the respective meanings specified in Section 3.05.

“Conversion Price” shall have the meaning given in Section 4.02.

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered following a Trigger Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Trigger Event Notice Date and notice of the expected Conversion Settlement Date and of the Conversion Price shall be given to Holders of Contingent Convertible Capital Securities in accordance with Section 1.06 not more than ten (10) Business Days following the Trigger Event Notice Date.

“Conversion Shares” means the number of Common Shares to be issued on Trigger Conversion in respect of each Contingent Convertible Capital Security of any series to be converted.

“Corporate Trust Office” means the office of the Trustee at which its corporate trust business in London, England is principally administered, which office as of the date hereof is located at 160 Queen Victoria Street, London, EC4V 4LA (Attention: Corporate Trust Administration, e-mail: corpsov4@bnymellon.com) or, if a different Trustee is appointed for a particular series of Contingent Convertible Capital Securities, the address set forth in the supplemental indenture naming the Trustee for that particular series of Contingent Convertible Capital Securities.

The term “corporation” includes corporations, associations, companies, partnerships and business trusts.

“CRD” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions, as amended or replaced from time to time.

“CRD Implementing Measures” means any regulatory capital rules implementing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to the Company (on a standalone basis) or the Group (on a consolidated basis) and which prescribe the requirements to be fulfilled by financial instruments for inclusion in the regulatory capital or the minimum requirement for own funds and eligible liabilities, as the case may be, of the Company (on a standalone basis) or the Group (on a consolidated basis).

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions, as amended or replaced from time to time.

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the 5 consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest euro cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(a) if the Common Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement; or

(b) if the Common Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, and provided further that:

(i) if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii) if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Delivery Notice” means a notice in the form for the time being currently available from the specified office of any Paying and Conversion Agent or in such form as may be acceptable to DTC from time to time, which contains the relevant account and related details for the delivery of any ADSs or Common Shares and all relevant certifications and/or representations as may be required by applicable law and regulations (or is deemed to constitute the confirmation thereof), and which are required to be delivered in connection with a conversion of the Contingent Convertible Capital Securities and the delivery of the ADSs or Common Shares.

“Depositary” means, with respect to any series of Contingent Convertible Capital Securities, a clearing agency that is designated to act as Depositary for the Global Securities evidencing all or part of such Contingent Convertible Capital Securities as contemplated by Section 3.01.

“Distribution” means the non-cumulative cash distribution in respect of the Contingent Convertible Capital Securities and a Distribution Period determined in accordance with Section 3.07.

“Distribution Payment Date” shall have the meaning as determined pursuant to Section 3.01.

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date.

“Distribution Rate” means the rate at which the Contingent Convertible Capital Securities accrue Distributions in accordance with Section 3.07.

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital provided that:

(a) where:

(i) a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii) there shall be any issue of Common Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b) any issue of Common Shares falling within Section 4.03(a) and Section 4.03(b) shall be disregarded;

(c) a purchase or redemption or buy back of share capital of the Company by or on behalf of the Company in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of the Company by or on behalf of the Company or any member of the Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of the Company or any member of the Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5 percent. the average of the daily Volume Weighted Average Price of a Common Share on the 5 dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the 5 dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by the Company or, as the case may be, any member of the Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105 percent. of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;

(d) if the Company or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e) where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by the Company for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) the Company, such dividend or distribution shall for the purposes of these Contingent Convertible Capital Securities of any series be treated as a dividend or distribution made or paid to Shareholders by the Company, and the provisions of the Contingent Convertible Capital Securities and this Contingent Convertible Capital Securities Indenture, including references to the Company paying or making a dividend, shall be construed accordingly.

“dollar” or “$” or any similar reference means the coin or currency of the United States of America which as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company or its nominee or its or their successor.

“Effective Date” has the meanings given in clauses Section 4.03(a)(iii)(A), Section 4.03(a)(iii)(B), Section 4.03(a)(iv), Section 4.03(a)(v), Section 4.03(a)(vi), Section 4.03(a)(vii), Section 4.03(a)(viii), Section 4.03(a)(ix), as applicable.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Enforcement Event” shall have the meaning given in Section 6.01.

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution;

“EUR”, “€” and “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”);

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Existing Shareholders” has the meaning given in the definition of “Newco Scheme”.

“Extraordinary Dividend” shall have the meaning given in Section 4.03(a)(iii)(A).

“FATCA” shall have the meaning given in Section 11.04(b)(viii).

“FATCA Withholding Tax” shall have the meaning given in Section 7.17.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of 5 dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Final Cancellation Date” shall have the meaning given in Section 4.06.

“Floor Price” means the price per Common Share determined pursuant to Section 3.01.

The Floor Price will be subject to as many adjustments as needed in accordance with Section 4.03.

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States of America which as at the time of payment is legal tender for the payment of public and private debts.

“Further Contingent Convertible Capital Securities” means any securities which are contingently convertible into Common Shares of the Company pursuant to their terms in the event that the CET1 ratio of the Company or the Group is less than a specified percentage.

“Global Security” means one or more global certificates evidencing all or part of a series of Contingent Convertible Capital Securities, authenticated and delivered to or on behalf of the Holder and registered in the name of the Holder or its nominee.

“Group” means Banco Santander, S.A. and its consolidated subsidiaries.

“Holder” means a Person in whose name a Contingent Convertible Capital Security in global or definitive form is registered in the Contingent Convertible Capital Security Register.

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A., Sociedad Unipersonal).

“Independent Financial Adviser” means an independent financial institution of international repute appointed by the Company at its own expense.

“Initial Margin” means the percent per annum determined in accordance with Section 3.01.

“Instructions” shall have the meaning as determined pursuant to Section 1.19.

“Judgment Currency” shall have the meaning set forth in Section 1.18.

“Law 10/2014” means Law 10/2014 on the regulation, supervision and solvency of credit institutions (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito) as amended or replaced from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or obligated to be open.

“Liquidation Distribution” means the Liquidation Preference per Contingent Convertible Capital Security plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set out in Section 3.08 and Section 3.09, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution.

“Liquidation Event” shall have the meaning set forth in Section 6.01.

“Liquidation Preference” shall have the meaning as determined pursuant to Section 3.01.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

“Maximum Distributable Amount” means any maximum distributable amount applicable to the Company or the Group required to be calculated in accordance with (a) Article 48 and 48ter of Law 10/2014 and any provision implementing such article, each interpreted in light of Article 141 of the CRD Directive, (b) Article 16 bis of Law 11/2015 and any provision implementing such article, and/or (c) Applicable Banking Regulations.

“MREL” means the “minimum requirement for own funds and eligible liabilities” for credit institutions under the BRRD, set in accordance with Article 45 of the BRRD (as transposed in the Kingdom of Spain), Commission Delegated Regulation (EU) No. 2016/1450 of 23 May 2016, supplementing Directive 2014/59/EU of the European Parliament and of the Council with regard to regulatory technical standards specifying the criteria relating to the methodology for setting the minimum requirement for own funds and eligible liabilities and any other Applicable Banking Regulations.

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders of the Company immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and the Company, provided that:

(a) only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b) immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of the Company;

(d) all Subsidiaries of the Company immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of the Company (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e) immediately after completion of the Scheme of Arrangement, the Company (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by the Company immediately prior to the Scheme of Arrangement.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.

“Officer’s Certificate” means a certificate signed by any member of the Board of Directors, the Secretary or the Deputy Secretary of the Board of Directors, a Vice President or any officer or any other Person duly authorized by the Company, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal advisors, who may be an employee of or legal advisors for the Company or other legal advisors who shall be reasonably acceptable to the Trustee and that, if required by the Trust Indenture Act, complies therewith.

“Outstanding”, when used with respect to Contingent Convertible Capital Securities or any series of Contingent Convertible Capital Securities means, as of the date of determination, all Contingent Convertible Capital Securities or all Contingent Convertible Capital Securities of such series, as the case may be, theretofore authenticated and delivered under this Contingent Convertible Capital Securities Indenture, except:

(i) Contingent Convertible Capital Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Contingent Convertible Capital Securities which have been paid pursuant to Section 12.06 or in exchange for or in lieu of which other Contingent Convertible Capital Securities have been authenticated and delivered pursuant to this Contingent Convertible Capital Securities Indenture, other than any such Contingent Convertible Capital Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Contingent Convertible Capital Securities are held by a bona fide purchaser in whose hands such Contingent Convertible Capital Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the Liquidation Preference of a Contingent Convertible Capital Security denominated in a Foreign Currency shall be the dollar equivalent, determined on the date of original issuance of such Contingent Convertible Capital Security, of the Liquidation Preference of such Contingent Convertible Capital Security; and (ii) Contingent Convertible Capital Securities beneficially owned by the Company or any other obligor upon the Contingent Convertible Capital Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Contingent Convertible Capital Securities for which a Responsible Officer of the Trustee actually knows to be so beneficially owned shall be so disregarded; provided, further, however, that Contingent Convertible Capital Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Contingent Convertible Capital Securities and that the pledgee is not the Company or any other obligor upon the Contingent Convertible Capital Securities or any Affiliate of the Company or of such other obligor.

“Parity Securities” means any Additional Tier 1 Instrument or any other securities of the Company ranking pari passu with the Contingent Convertible Capital Securities of any series.

“Paying and Conversion Agent” means the Principal Paying Agent and any other paying and conversion agent appointed in accordance with this Contingent Convertible Capital Securities Indenture or any supplemental indenture and includes any successors thereto appointed from time to time in accordance with this Contingent Convertible Capital Securities Indenture or any supplemental indenture.

“Payment Business Day” means (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London and (ii) in the case of Contingent Convertible Capital Securities in definitive form only, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the relevant place of presentation.

“Payment Information Certificate” means the statement to be delivered to the Company by the Trustee, substantially in the form set forth in Exhibit I to Appendix 1, pursuant to Section 7.02.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Place of Payment”, when used with respect to the Contingent Convertible Capital Securities of any series, means the place or places where the Liquidation Preference and Distributions on the Contingent Convertible Capital Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 11.02.

“Predecessor Security” of any particular Contingent Convertible Capital Security means every previous Contingent Convertible Capital Security evidencing all or a portion of the same debt as that evidenced by such particular Contingent Convertible Capital Security; and, for the purposes of this definition, any Contingent Convertible Capital Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Contingent Convertible Capital Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Contingent Convertible Capital Security.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (CET) on that date as appearing on or derived from the Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (CET) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe.

“Principal Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the Liquidation Preference of, or Distributions on, or any Additional Amounts with respect to, the contingent convertible capital securities of any series on behalf of the Company. Except as otherwise specified as contemplated by Section 3.01 hereof, The Bank of New York Mellon, London Branch will act as the Principal Paying Agent in respect of the Contingent Convertible Capital Securities of any series.

“Qualifying Notes” means, with respect to each series of contingent convertible capital securities, at any time, any securities issued directly by the Company that have terms not otherwise materially less favorable to the Holders of the Contingent Convertible Capital Securities of such series than the terms of the Contingent Convertible Capital Securities of such series, provided that such securities shall:

(i) contain terms which comply with the then current requirements for their inclusion in the Additional Tier 1 Capital of the Company as embodied in the Applicable Banking Regulations;

(ii) carry the same rate of interest as the Contingent Convertible Capital Securities of such series prior to the substitution or variation pursuant to Section 9.04;

(iii) have the same denomination and aggregate outstanding Liquidation Preference as the Contingent Convertible Capital Securities prior to the substitution or variation pursuant to Section 9.04;

(iv) be perpetual and have the same distribution payment dates as the Contingent Convertible Capital Securities prior to the substitution or variation pursuant to Section 9.04;

(v) have at least the same ranking as the Contingent Convertible Capital Securities of such series;

(vi) not, immediately following such substitution or variation, be subject to a Capital Event and/or a Tax Event; and

(vii) be listed or admitted to trading on any stock exchange as selected by the Company, if the Contingent Convertible Capital Securities were listed or admitted to trading on a stock exchange immediately prior to the substitution or variation pursuant to Section 9.04.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November, developing Law 11/2015, of 18 June, on the recovery and resolution of credit institutions and investment firms (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended or replaced from time to time.

“Recognized Stock Exchange” means a regulated regularly operating, recognized stock exchange or securities market in an OECD member state.

“Redemption Date”, when used with respect to any Contingent Convertible Capital Security to be redeemed, means the date fixed for such redemption by or pursuant to this Contingent Convertible Capital Securities Indenture.

“Redemption Price” means, per Contingent Convertible Capital Security, the Liquidation Preference plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set out in Section 3.08 and Section 3.09, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the Contingent Convertible Capital Securities of the relevant series.

“Reference Page” means the relevant page on Bloomberg or Reuters or such other information service provider that displays the relevant information chosen by the Company at its own discretion.

“Regular Record Date” for the Distribution payable on any Distribution Date on registered Contingent Convertible Capital Securities of any series means the date specified for the purpose pursuant to Section 3.01.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Regulator” means the European Central Bank, the Bank of Spain, the Relevant Resolution Authority or such other or successor authority exercising primary bank supervisory authority or the role of primary bank resolution authority, in each case with respect to prudential or resolution matters in relation to the Company and/or the Group.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Required Currency” shall have the meaning set forth in Section 1.18.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned to or working in the Corporate Trust Administration unit (or any successor unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Contingent Convertible Capital Securities Indenture and, for the purposes of Section 7.01(c)(ii), shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Risk Weighted Assets Amount” means at any time, with respect to the Company or the Group, as the case may be, the aggregate amount (in euro or such other primary currency used in the presentation of the Group’s accounts from time to time) of the risk weighted assets of the Company or the Group, respectively, calculated in accordance with Applicable Banking Regulations at such time.

“Scheme of Arrangement” has the meaning given in the definition of “Newco Scheme”.

“Securities” means any securities including, without limitation, shares in the capital of the Company, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Company.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Agent” shall have the meaning set forth in Section 4.07.

“Settlement Shares Depository” means a reputable independent financial institution, trust company or similar entity to be appointed by the Company on or prior to any date when a function ascribed to the Settlement Shares Depository is required to be performed to perform such functions and who will hold Common Shares in Iberclear or any of its participating entities in a designated trust or custody account for the benefit of the holders of the Contingent Convertible Capital Securities of any series and otherwise on terms consistent with the terms of the Contingent Convertible Capital Securities and this Contingent Convertible Capital Securities Indenture.

“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination.

“Shareholders” means the holders of Common Shares.

“Spanish Companies Act” means the consolidated text of the Spanish Companies Act (Ley de Sociedades de Capital), as amended, approved by the Royal Decree Legislative 1/2010, of 2 July 2010.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended or replaced from time to time.

“Spanish Stock Exchanges” means the Madrid, Barcelona, Bilbao and Valencia stock exchanges and the Automated Quotation System -Continuous Market (Sistema de Interconexión Bursátil -Mercado Continuo (SIBE)).

“Specified Date” has the meanings given in clauses Section 4.03(a)(iv), Section 4.03(a)(vi), Section 4.03(a)(vii) and Section 4.03(a)(viii), as applicable.

“Spin-Off” means:

(a) a distribution of Spin-Off Securities by the Company to Shareholders as a class; or

(b) any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than the Company) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with the Company or any member of the Group.

“Spin-Off Securities” means equity share capital of an entity other than the Company or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Company.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund, as amended or replaced from time to time.

“Subsidiary” means any entity over which the Company may have, directly or indirectly, control in accordance with Applicable Banking Regulations;

“Supervisory Permission” means, in relation to any action, such supervisory permission (or, as appropriate, waiver) from the Regulator as is required therefor under Applicable Banking Regulations.

A “Tax Event” shall have occurred at any time that, as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the official interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of a series of Contingent Convertible Capital Securities or any other date specified as contemplated by Section 3.01 hereof, the Company determines that (a) the Company would not be entitled to claim a deduction in computing tax liabilities in Spain pursuant to Section 11.04 in respect of any Distribution to be made on the next Distribution Payment Date on such series of Contingent Convertible Capital Securities or the value of such deduction to the Company would be materially reduced, or (b) the Company would be required to pay Additional Amounts pursuant to Section 11.04, or (c) the applicable tax treatment of the Contingent Convertible Capital Securities of such series changes in a material way that was not reasonably foreseeable at the issue date.

“Tier 1 Capital” means tier 1 capital (capital de nivel 1) in accordance with Chapters 1, 2 and 3 (Tier 1 Capital, Common Equity Tier 1 Capital and Additional Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Capital” means tier 2 capital (capital de nivel 2) in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Instrument” means any instrument of the Company qualifying as Tier 2 Capital in whole or in part from time to time.

“TLAC” means the “total loss-absorbing capacity” requirement for global systemically important institutions under the CRR, set in accordance with Article 92a of the CRR and/or any other Applicable Banking Regulations.

“Trigger Conversion” has the meaning given in Section 4.01.

“Trigger Event” means if, at any time, the CET1 ratio of the Company or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125 percent, as determined by the Company or the Regulator.

“Trigger Event Notice” shall have the meaning given in Section 4.04.

“Trigger Event Notice Date” means the date on which a Trigger Event Notice is given.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Contingent Convertible Capital Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, or, if a different Trustee is appointed for a particular series of Contingent Convertible Capital Securities, the Trustee named in the relevant indenture supplemental hereto as the Trustee for that particular series of Contingent Convertible Capital Securities and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Contingent Convertible Capital Securities of any series shall mean the Trustee with respect to the Contingent Convertible Capital Securities of such series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect at the date as of which this instrument was executed, except as provided in Section 10.05.

“United States” and “U.S.” mean the United States of America and, except in the case of Section 7.10 and Section 7.15, its territories and possessions.

“U.S.$” and “U.S. dollars” means the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for the purposes of trading in U.S. government securities.

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of the Company (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Section 1.02. Compliance Certificates and Opinions. Unless otherwise expressly provided for in this Contingent Convertible Capital Securities Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Contingent Convertible Capital Securities Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Contingent Convertible Capital Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Contingent Convertible Capital Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Contingent Convertible Capital Securities Indenture (other than Section 11.06) shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion or representations are based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Contingent Convertible Capital Securities Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Contingent Convertible Capital Securities Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Contingent Convertible Capital Securities Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Contingent Convertible Capital Securities shall be proved by the Contingent Convertible Capital Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Contingent Convertible Capital Security shall bind every future Holder of the same Contingent Convertible Capital Security and the Holder of every Contingent Convertible Capital Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Contingent Convertible Capital Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Contingent Convertible Capital Security or such other Contingent Convertible Capital Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution or an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Contingent Convertible Capital Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Contingent Convertible Capital Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Contingent Convertible Capital Securities Indenture not later than six months after the record date.

Section 1.05. Notices, Etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Contingent Convertible Capital Securities Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via e-mail delivery of a copy of such document) to the Trustee at its Corporate Trust Office, and the Trustee agrees to accept and act upon e-mail delivery of written instructions pursuant to this Contingent Convertible Capital Securities Indenture, provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions; or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class air mail postage prepaid, to the Company, to the address of its principal office specified in the first paragraph of this Contingent Convertible Capital Securities Indenture or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06. Notice to Holders; Waiver. When this Contingent Convertible Capital Securities Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided), if given in writing and mailed, first-class postage prepaid, to each Holder of a Contingent Convertible Capital Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 8.03(a).

For so long as the Contingent Convertible Capital Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Holder (if the address of such Holder is known to the Company).

When notice to Holders of Contingent Convertible Capital Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Contingent Convertible Capital Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Language of Notices, Etc. Any notice under this Contingent Convertible Capital Securities Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Contingent Convertible Capital Securities Indenture by any of the provisions of the Trust Indenture Act, such required provision of the Trust Indenture Act shall control. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Contingent Convertible Capital Securities Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Contingent Convertible Capital Securities Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 10.01 to change or eliminate (in whole or in part) such provision or limitation of this Contingent Convertible Capital Securities Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 10) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(1), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(1)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Contingent Convertible Capital Securities Indenture was executed may be so changed or eliminated.

Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns. All covenants and agreements in this Contingent Convertible Capital Securities Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause. In case any provision in this Contingent Convertible Capital Securities Indenture or in the Contingent Convertible Capital Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Contingent Convertible Capital Securities Indenture. Nothing in this Contingent Convertible Capital Securities Indenture or in the Contingent Convertible Capital Securities, express or implied, shall give to any Person, other than the parties hereto and any Contingent Convertible Capital Securities Registrars or Paying Agent or Calculation Agent with respect to any Contingent Convertible Capital Securities and their successors hereunder, and the Holders of Contingent Convertible Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Contingent Convertible Capital Securities Indenture.

Section 1.13. Governing Law. This Contingent Convertible Capital Securities Indenture and the Contingent Convertible Capital Securities shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Section 13.01, the price at which the Contingent Convertible Capital Securities can be issued, the minimum value at which the ordinary shares resulting from the contingent conversion could be issued and the legal regime applicable for the exclusion of the pre-emptive rights, which shall be governed by and construed in accordance with the laws of Spain, and except that the authorization and execution of this Contingent Convertible Capital Securities Indenture and the Contingent Convertible Capital Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 1.14. Business Days and Legal Holidays. The terms of the Contingent Convertible Capital Securities shall provide that, in any case where any Distribution Date or Redemption Date of a Contingent Convertible Capital Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Contingent Convertible Capital Securities Indenture or the Contingent Convertible Capital Securities other than a provision in the Contingent Convertible Capital Securities that specifically states that such provision shall apply in lieu of this Section) payments of Distributions, if any, (and premium, if any) or Liquidation Preference and the exchange of the Contingent Convertible Capital Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Contingent Convertible Capital Security) with the same force and effect as if made on such Distribution Date or Redemption Date, provided that no Distribution shall accrue for the period from and after such Distribution Date or Redemption Date, as the case may be.

Section 1.15. Appointment of Agent for Service and Submission to Jurisdiction. The Company has designated and appointed Banco Santander, S.A., New York Branch, 437 Madison Ave., New York, New York 10022, as its authorized agent (the “Authorized Agent”), upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to a series of Contingent Convertible Capital Securities, this Contingent Convertible Capital Securities Indenture or the transactions contemplated hereby, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Contingent Convertible Capital Securities of such series remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Contingent Convertible Capital Securities of such series shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action.

Each of the parties hereto and each Holder of any Contingent Convertible Capital Securities of any series by its acceptance thereof, hereby irrevocably submits (for the purposes of any such suit or proceeding) only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York, and (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to this Contingent Convertible Capital Securities Indenture, the Contingent Convertible Capital Securities of such series or the transactions contemplated hereby, and irrevocably and unconditionally waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agrees that it will not bring or support any suit, action or proceeding arising out of or relating to this Contingent Convertible Capital Securities Indenture, the Contingent Convertible Capital Securities of such series or the transactions contemplated hereby in any other forum.

To the extent that any of the parties hereto or any Holder of any Contingent Convertible Capital Securities of any series may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Contingent Convertible Capital Securities Indenture, the Contingent Convertible Capital Securities of such series or the transactions contemplated hereby, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereign immunity or otherwise) from suit, from the jurisdiction of any court (including, but not limited to, any court of the United States of America or the State of New York) or from any legal process with respect to itself or its property, from attachment prior to judgment, from set-off, from execution of a judgment, from the grant of injunctive relief, whether prior to or after judgment, or from any other legal process (including, without limitation, in relation to enforcement of any arbitration award), and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), any such party hereto or Holder of any Contingent Convertible Capital Securities of such series by its acceptance thereof hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity and consents to the grant of any such relief.

Section 1.16. Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Contingent Convertible Capital Securities, any determination of the Distribution Rate on, or other amounts in relation to, such series of Contingent Convertible Capital Securities in accordance with the terms of such series of Contingent Convertible Capital Securities by such Calculation Agent shall (in the absence of manifest error, bad faith or willful misconduct) be binding on the Company, the Trustee and all Holders and (in the absence of manifest error, bad faith or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A CONTINGENT CONVERTIBLE CAPITAL SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTINGENT CONVERTIBLE CAPITAL SECURITIES INDENTURE, THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.18. Judgment Currency. Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company shall constitute a discharge of the Company’s obligation under this Contingent Convertible Capital Securities Indenture and the Contingent

Convertible Capital Securities only to the extent of the amount of the Required Currency such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Contingent Convertible Capital Securities Indenture or the Contingent Convertible Capital Securities, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 1.19. Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Contingent Convertible Capital Securities Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

ARTICLE 2

CONTINGENT CONVERTIBLE CAPITAL SECURITY FORMS

Section 2.01. Forms Generally. The Contingent Convertible Capital Securities of each series shall be issuable in registered form and in such forms as shall be established by or pursuant to a Board Resolution, an Officer’s Certificate, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such insertions, omissions, substitutions and other variations as are required or permitted by this Contingent Convertible Capital Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or Depositary therefor, or as may, consistently herewith, be determined by the officers executing such Contingent Convertible Capital Securities, all as evidenced by any such execution.

Any definitive Contingent Convertible Capital Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Contingent Convertible Capital Securities may be listed, all as determined by the officers executing such Contingent Convertible Capital Securities, as evidenced by their execution thereof.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Contingent Convertible Capital Securities of the series designated herein referred to in the within-mentioned Contingent Convertible Capital Securities Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

ARTICLE 3

THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series. The aggregate Liquidation Preference of Contingent Convertible Capital Securities which may be authenticated and delivered under this Contingent Convertible Capital Securities Indenture is unlimited. The Contingent Convertible Capital Securities may be issued in one or more series.

There shall be established by or pursuant to a Board Resolution of the Company, or established by an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Contingent Convertible Capital Securities of any series,

(a) the rank of the Contingent Convertible Capital Securities of the series if different from that set forth in Section 13.01;

(b) the Liquidation Preference and title of the Contingent Convertible Capital Securities of the series (which shall distinguish the Contingent Convertible Capital Securities of the series from all other Contingent Convertible Capital Securities);

(c) the price or prices (expressed as a percentage of the Liquidation Preference thereof) at which the Contingent Convertible Capital Securities of the series shall be issued;

(d) any limit upon the aggregate Liquidation Preference of the Contingent Convertible Capital Securities of the series which may be authenticated and delivered under this Contingent Convertible Capital Securities Indenture (except for Contingent Convertible Capital Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Contingent Convertible Capital Securities of the series pursuant to Section 3.04, 3.05, 3.06, 10.06 or 12.07) and except for any Contingent Convertible Capital Securities which, pursuant to Section 3.03 are deemed never to have been authenticated and delivered hereunder);

(e) the date or dates, if any, on which the Liquidation Preference of the Contingent Convertible Capital Securities of the series is payable;

(f) the rate or rates, if any, at which Distributions on the Contingent Convertible Capital Securities of the series shall accrue or the manner of calculation of such rate or rates, if any, the date or dates from which such Distributions shall accrue, the Distribution Dates on which such Distributions shall be payable or the manner of determination of such Distribution Dates and the Regular Record Date for the Distributions payable on any Distribution Date and any dates required to be established pursuant to Section 8.01;

(g) whether any premium, upon redemption or otherwise, shall be payable by the Company on Contingent Convertible Capital Securities of the series, and whether such premium shall be redeemable at the option of the Company or the Holder;

(h) the times and place or places where the Liquidation Preference of (and premium, if any) and any Distributions on Contingent Convertible Capital Securities of the series shall be payable, and the paying agent, if other than the Principal Paying Agent, who shall be authorized to pay Liquidation Preference of (and premium, if any) and any Distributions on Contingent Convertible Capital Securities of such series, at least one such paying agent having an office or agency in the City of London;

(i) whether any payments in connection with such series of Contingent Convertible Capital Securities are subject to certain conditions that relate to the financial condition, including capital ratios, of the Company;

(j) whether or not such series of Contingent Convertible Capital Securities are to be redeemable, in whole or in part, and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Contingent Convertible Capital Securities of the series may be redeemed;

(k) the obligation, if any, of the Company to redeem or purchase Contingent Convertible Capital Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Contingent Convertible Capital Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(l) the denominations in which Contingent Convertible Capital Securities of the series in each applicable form shall be issuable and any provisions relating to redenomination of any Contingent Convertible Capital Securities;

(m) if Additional Amounts, pursuant to Section 11.04, will not be payable;

(n) if other than dollars, provisions, if any, for the Contingent Convertible Capital Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the Place of Payment and the manner of payment thereon and any other terms with respect thereto;

(o) if other than the coin or currency in which the Contingent Convertible Capital Securities of that series are denominated, the coin or currency in which payment of the Liquidation Preference of and premium and Distributions on the Contingent Convertible Capital Securities of such series shall be payable;

(p) if the Liquidation Preference of and Distributions on the Contingent Convertible Capital Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Contingent Convertible Capital Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(q) whether the Contingent Convertible Capital Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Contingent Convertible Capital Securities;

(r) if the Contingent Convertible Capital Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Contingent Convertible Capital Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(s) if the amounts of payments of Liquidation Preference or Distributions on the Contingent Convertible Capital Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(t) the forms of Contingent Convertible Capital Securities of the series appertaining thereto;

(u) the Trustee and/or the Contingent Convertible Capital Security Registrar for such series of Contingent Convertible Capital Securities who shall also be named in an indenture supplemental hereto for a particular series of Contingent Convertible Capital Securities if the Trustee and/or the Contingent Convertible Capital Security Registrar for such series is not the Trustee named in the first paragraph of this Contingent Convertible Capital Securities Indenture;

(v) any provisions relating to governing law and jurisdiction;

(w) any listing on a securities exchange; and

(x) any other terms of the series (which terms shall not be inconsistent with the provisions of this Contingent Convertible Capital Securities Indenture, except as permitted by Section 10.01(e)).

All Contingent Convertible Capital Securities of any one series shall be substantially identical except as to denomination except as may otherwise be provided in or pursuant to such action or in any such Officer’s Certificate or indenture supplemental hereto.

If the forms of Contingent Convertible Capital Securities of any series, or any of the terms thereof, are established by action taken pursuant to a Board Resolution of the Company, a copy of the Board Resolution in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Contingent Convertible Capital Securities.

Section 3.02. Denominations. The Contingent Convertible Capital Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01.

Section 3.03. Execution, Authentication, Delivery and Dating. The Contingent Convertible Capital Securities shall be executed on behalf of the Company by any one of the representatives of the Company authorized to do so by Board Resolution or by any member of the Board of Directors. The signature of any of these authorized representatives on the Contingent Convertible Capital Securities may be manual, facsimile, PDF or electronically imaged (including, without limitation, DocuSign and AdobeSign). Contingent Convertible Capital Securities bearing the manual, facsimile, PDF or other electronically imaged signatures (including, without limitation, DocuSign and AdobeSign) of individuals who were at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Contingent Convertible Capital Securities.

At any time and from time to time after the execution and delivery of this Contingent Convertible Capital Securities Indenture, the Company may deliver Contingent Convertible Capital Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Contingent Convertible Capital Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Contingent Convertible Capital Securities. In authenticating such Contingent Convertible Capital Securities and accepting the additional responsibilities under this Contingent Convertible Capital Securities Indenture in relation to such Contingent Convertible Capital Securities the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the form and terms thereof have been established in conformity with the provisions of this Contingent Convertible Capital Securities Indenture.

The Trustee shall not be required to authenticate such Contingent Convertible Capital Securities if the issue of such Contingent Convertible Capital Securities pursuant to this Contingent Convertible Capital Securities Indenture will affect the Trustee’s own rights, duties or immunities under the Contingent Convertible Capital Securities and this Contingent Convertible Capital Securities Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Contingent Convertible Capital Security shall be dated the date of its authentication.

No Contingent Convertible Capital Security shall be entitled to any benefit under this Contingent Convertible Capital Securities Indenture or be valid or obligatory for any purpose unless there appears on such Contingent Convertible Capital Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign), and such certificate upon any Contingent Convertible Capital Security shall be conclusive evidence, and the only evidence, that such Contingent Convertible Capital Security has been duly authenticated and delivered hereunder and that such Contingent Convertible Capital Security is entitled to the benefits of this Contingent Convertible Capital Securities Indenture. Notwithstanding the foregoing, if any Contingent Convertible Capital Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Contingent Convertible Capital Security to the Trustee for cancellation as provided in Section 3.13, for all purposes of this Contingent Convertible Capital Securities Indenture, such Contingent Convertible Capital Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefit of this Contingent Convertible Capital Securities Indenture.

Section 3.04. Temporary Contingent Convertible Capital Securities. Pending the preparation of definitive Contingent Convertible Capital Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Contingent Convertible Capital Securities substantially of the tenor of the definitive Contingent Convertible Capital Securities in lieu of which they are issued, which Contingent Convertible Capital Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Contingent Convertible Capital Securities may be issued as registered Contingent Convertible Capital Securities in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Contingent Convertible Capital Securities may determine, all as evidenced by such execution.

If temporary Contingent Convertible Capital Securities of any series are issued, the Company will cause, if so required by the terms of such temporary Contingent Convertible Capital Securities, definitive Contingent Convertible Capital Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Contingent Convertible Capital Securities of such series, the temporary Contingent Convertible Capital Securities of such series shall be exchangeable for definitive Contingent Convertible Capital Securities of such series containing identical terms and provisions upon surrender of the temporary Contingent Convertible Capital Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Contingent Convertible Capital Securities of any series the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate Liquidation Preference of definitive Contingent Convertible Capital Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Contingent Convertible Capital Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Contingent Convertible Capital Securities Indenture as definitive Contingent Convertible Capital Securities of such series.

Section 3.05. Registration, Registration of Transfer and Exchange.

(a) Global Securities. This Section 3.05(a) shall apply to Global Securities unless otherwise specified, as contemplated by Section 3.01.

Except as otherwise specified as contemplated by Section 3.01 hereof, the Contingent Convertible Capital Securities shall be initially issued and represented by one or more Global Securities in registered form, which shall be authenticated as contemplated by this Contingent Convertible Capital Securities Indenture.

Each Global Security authenticated under this Contingent Convertible Capital Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Contingent Convertible Capital Security for all purposes of this Contingent Convertible Capital Securities Indenture. Except as otherwise specified as contemplated by Section 3.01 hereof, each Global Security authenticated under this Contingent Convertible Capital Securities Indenture shall be initially registered in the name of DTC or its nominee only.

Unless the Global Security is presented by an authorized representative of the Holder to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Holder and any payment is made to such nominee, any transfer, pledge or other use of the Global Security for value or otherwise shall be wrongful since the registered owner of such Global Security, the nominee of the Holder, has an interest in such Global Security.

Except as otherwise specified as contemplated by Section 3.01 hereof, any Global Security shall be exchangeable for definitive Contingent Convertible Capital Securities only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section only (i) if the relevant Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary and a successor depositary is not appointed by the Company within 120 days of such notification, (ii) if, in the event of a winding-up of the Company, the Company fails to make a payment on the Contingent Convertible Capital Securities when due or (iii) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Contingent Convertible Capital Securities of that series. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for, unless otherwise specified or contemplated by Section 3.01, definitive Contingent Convertible Capital Securities bearing Distributions (if any) at the same rate or pursuant to the same formula, having the same date of issuance, the same date or dates from which such Distributions shall accrue, the same Distribution Dates or manner of determination of such Distribution Dates, redemption provisions, if any, specified currency and other terms and of differing denominations aggregating a like amount as the Global Security so exchangeable. Definitive Contingent Convertible Capital Securities shall be registered in the names of the owners of the beneficial interests in such Global Securities as such names are from time to time provided by the Holder to the Trustee.

Any Global Security that is exchangeable pursuant to the preceding paragraph, unless otherwise specified as contemplated by Section 3.01, shall be exchangeable for Contingent Convertible Capital Securities issuable in authorized denominations of a like aggregate Liquidation Preference and tenor.

No Global Security may be transferred except as a whole by the Holder to a nominee of the Holder or by the Holder or any such nominee to a successor of the Holder or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Contingent Convertible Capital Securities in definitive form and will not be considered the Holders thereof for any purpose under this Contingent Convertible Capital Securities Indenture.

In the event that a Global Security is surrendered for redemption in part pursuant to Section 12.07, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the Liquidation Preference of the Global Security so surrendered.

The Agent Members and any beneficial owners shall have no rights under this Contingent Convertible Capital Securities Indenture with respect to any Global Security held on their behalf by a Holder, and such Holder may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or impair, as between any such Holder or other clearance service and its Agent Members and Holders the operation of customary practices governing the exercise of the rights of a holder of any security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Contingent Convertible Capital Securities Indenture.

In connection with any exchange of interests in a Global Security for definitive Contingent Convertible Capital Securities of another authorized form, as provided in this Section 3.05(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Contingent Convertible Capital Securities in aggregate Liquidation Preference equal to the Liquidation Preference of such Global Security or the portion to be exchanged, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Holder to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Contingent Convertible Capital Securities without charge (in which case the Company or Trustee may require payment of any taxes or governmental charges arising) and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate Liquidation Preference of definitive Contingent Convertible Capital Securities of authorized denominations as the portion of such Global Security to be exchanged. Any Global Security that is exchangeable pursuant to this Section 3.05 shall be exchangeable for Contingent Convertible Capital Securities issuable in the denominations specified as contemplated by Section 3.01 and registered in such names as the Holder of such Global Security shall direct. If a definitive Contingent Convertible Capital Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant Distribution Date, Distributions will not be payable on such Distribution Date in respect of such definitive Contingent Convertible Capital Security, but will be payable on such Distribution Date only to the Person to whom Distributions in respect of such portion of such Global Security are payable.

A Depositary may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Contingent Convertible Capital Securities Indenture with respect to the Contingent Convertible Capital Securities.

(b) Except as otherwise specified pursuant to Section 3.01, Contingent Convertible Capital Securities of any series may only be exchanged for a like aggregate Liquidation Preference of Contingent Convertible Capital Securities of such series of other authorized denominations containing identical terms and provisions. Contingent Convertible Capital Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 11.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Contingent Convertible Capital Security or Contingent Convertible Capital Securities of the same series which the Holder making the exchange shall be entitled to receive.

Except as otherwise specified pursuant to Section 3.01, the Company shall cause to be kept in the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Contingent Convertible Capital Security Register” in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Contingent Convertible Capital Securities and of transfers of such Contingent Convertible Capital Securities. Except as otherwise specified pursuant to Section 3.01, the Trustee is hereby appointed “Contingent Convertible Capital Security Registrar” for the purpose of registering Contingent Convertible Capital Securities and transfers of Contingent Convertible Capital Securities as herein provided.

Contingent Convertible Capital Securities shall be transferable only on the Contingent Convertible Capital Security Register. Upon surrender for registration of transfer of any Contingent Convertible Capital Security of any series, together with the form of transfer endorsed on it, duly completed and executed at an office or agency of the Company designated pursuant to Section 11.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver to the address specified in the form of transfer, within three Business Days, in the name of the designated transferee or transferees, one or more new Contingent Convertible Capital Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate Liquidation Preference. If only part of a Contingent Convertible Capital Security is transferred, a new Contingent Convertible Capital Security of an aggregate Liquidation Preference equal to the amount not being transferred shall be executed by the Company, and authenticated and delivered by the Trustee to the transferor, in the name of the transferor, within three Business Days of receiving the Contingent Convertible Capital Security. The new Contingent Convertible Capital Security will be delivered to the transferor by uninsured post at the risk of the transferor to the address of the transferor appearing in the Contingent Convertible Capital Security Register. A new Contingent Convertible Capital Security of an aggregate Liquidation Preference equal to the amount being transferred shall be delivered by the Trustee to the transferee, in the name of the transferee, within three Business Days after the Trustee acting as Paying Agent pursuant to Section 11.02 receives the Contingent Convertible Capital Security. The new Contingent Convertible Capital Security will be delivered to the transferee by uninsured post at the risk of the transferee to the address of the transferee specified in the form of transfer.

All Contingent Convertible Capital Securities issued upon any registration of transfer or exchange of Contingent Convertible Capital Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Contingent Convertible Capital Securities Indenture, as the Contingent Convertible Capital Securities surrendered upon such registration of transfer or exchange.

Every Contingent Convertible Capital Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Contingent Convertible Capital Security Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Contingent Convertible Capital Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Contingent Convertible Capital Securities, other than exchanges pursuant to Section 3.04, 10.06 or 12.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Contingent Convertible Capital Security of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Contingent Convertible Capital Securities of such series selected for redemption under Section 12.03 and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Contingent Convertible Capital Security so selected for redemption in whole or in part, except the unredeemed portion of any Contingent Convertible Capital Securities being redeemed in part.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Contingent Convertible Capital Securities. If any mutilated Contingent Convertible Capital Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Contingent Convertible Capital Security, authenticate and deliver, in exchange therefor a new Contingent Convertible Capital Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Contingent Convertible Capital Security (including any Global Security), and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Contingent Convertible Capital Security has been acquired by a bona fide purchaser, the Company shall execute and upon the Company’s request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Contingent Convertible Capital Security, if any, a new Contingent Convertible Capital Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Contingent Convertible Capital Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Contingent Convertible Capital Security pay such Contingent Convertible Capital Security.

Upon the issuance of any new Contingent Convertible Capital Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Contingent Convertible Capital Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Contingent Convertible Capital Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Contingent Convertible Capital Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Contingent Convertible Capital Securities Indenture equally and proportionately with any and all other Contingent Convertible Capital Securities of that series duly issued hereunder.

The provisions of this Section, as amended or supplemented pursuant to this Contingent Convertible Capital Securities Indenture, are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Contingent Convertible Capital Securities.

Section 3.07. Distributions. Rights Preserved.

Except as otherwise provided in a supplemental indenture:

(a) The Company will make any payments of Distributions and Liquidation Preference on any particular series of Contingent Convertible Capital Securities on the dates that are determined pursuant to Section 3.01.

(b) The Contingent Convertible Capital Securities of any series will accrue non-cumulative cash Distributions as may be specified in, or determined in accordance with Section 3.01.

(c) The Company has no obligation to make Distributions with respect to any series of Contingent Convertible Capital Securities.

(d) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Contingent Convertible Capital Securities, Distributions, if any, on any Contingent Convertible Capital Securities which are payable, and are paid or duly provided for, on any Distribution Payment Date shall be paid to the Person in whose name that Contingent Convertible Capital Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Distributions.

(e) In the case of Contingent Convertible Capital Securities where payment is to be made in dollars, payment at the Principal Paying Agent’s office outside The City of New York will be made in dollars by check drawn on, or, at the request of the Holder, by transfer to a dollar account maintained by the payee with, a bank in The City of New York.

(f) In the case of Contingent Convertible Capital Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

(g) Subject to the foregoing provisions of this Section 3.07, each Contingent Convertible Capital Security delivered under this Contingent Convertible Capital Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Contingent Convertible Capital Security shall carry the rights to accrued and unpaid Distributions, if any, and to accrue Distributions, which were carried by such other Contingent Convertible Capital Security.

Section 3.08. Distributions Discretionary.

(a) The Company may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, and for any reason.

(b) Distributions on the Contingent Convertible Capital Securities will be non-cumulative. Accordingly, if any Distribution (or part thereof) is not paid in respect of the Contingent Convertible Capital Securities of any series as a result of any election of the Company to cancel such Distribution pursuant this Section 3.08 or the limitations on payment set out in this Section 3.08 and Section 3.09 then the right of the Holders of the Contingent Convertible Capital Securities of such series to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and the Company will have no obligation to pay such Distribution (or part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Contingent Convertible Capital Securities of such series are paid in respect of any future Distribution Period.

(c) No such election to cancel the payment of any Distribution (or part thereof) pursuant to this Section 3.08 or non-payment of any Distribution (or part thereof) as a result of the limitations on payment set out in Section 3.09 will constitute an event of default, a breach of any obligations of the Company under the Contingent Convertible Capital Securities of such series, an Enforcement Event or the occurrence of any event related to the insolvency of the Company or entitle holders to take any action to cause such Distribution to be paid or the dissolution, liquidation or winding-up of the Company or in any way limit or restrict the Company from making any distribution or equivalent payment in connection with any instrument ranking junior to the Contingent Convertible Capital Securities of such series (including, without limitation, any CET1 Capital of the Company or the Group) or in respect of any other Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

Section 3.09. Restrictions on Payments.

(a) Payments of Distributions in any financial year of the Company shall be made only out of Available Distributable Items. To the extent that (i) the Company has insufficient Available Distributable Items to make Distributions on the Contingent Convertible Capital Securities of such series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities or CET1 Capital securities then outstanding to the extent permitted by the Applicable Banking Regulations, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items, and/or (ii) the relevant Regulator, in accordance with Applicable Banking Regulations, requires the Company to cancel the relevant Distribution in whole or in part, then the Company will, without prejudice to the right above to cancel at its discretion the payment of any such Distributions on the Contingent Convertible Capital Securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Contingent Convertible Capital Securities of such series.

(b) No Distributions will be made on the Contingent Convertible Capital Securities of any series until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to the Company and/or the Group to be exceeded. No payment will be made on the Contingent Convertible Capital Securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount applicable to the Company and/or the Group).

Section 3.10. Agreement to Distribution Cancellation.

(a) By acquiring contingent convertible capital securities, Holders and beneficial owners of the contingent convertible capital securities acknowledge and agree that:

(i) Distributions are payable solely at the Company’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled by the Company at the Company’s sole discretion and/or deemed cancelled as a result of the Company having insufficient Available Distributable Items or as a result of the relevant Regulator requiring the Company to cancel the Distributions or as a result of exceeding the Maximum Distributable Amount (if any) then applicable to the Company and/or the Group; and

(ii) a cancellation or deemed cancellation of Distributions (in each case, in whole or in part) in accordance with the terms of this Contingent Convertible Capital Securities Indenture or applicable supplemental indenture and the Contingent Convertible Capital Securities shall not constitute an Enforcement Event or other default under the terms of the Contingent Convertible Capital Securities or the Capital Securities Indenture.

(b) Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with Section 3.08, Section 3.09, Section 3.10, Section 6.02 and Section 4.01. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible capital securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Section 3.11. Notice of Distribution Cancellation. If practicable, the Company will provide notice of any cancellation or deemed cancellation of Distributions (in each case, in whole or in part) to the holders of the Contingent Convertible Capital Securities through the relevant Clearing System (or, if the Contingent Convertible Capital Securities are held in definitive form, to the holders of the Contingent Convertible Capital Securities directly at their addresses shown on the register for the Contingent Convertible Capital Securities) and to the Trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), or give the holders of the Contingent Convertible Capital Securities any rights as a result of such failure. If the Company does not pay a Distribution or part thereof on the relevant Distribution Payment Date in respect of the Contingent Convertible Capital Securities of any series, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof) or, as appropriate, the Company’s exercise of its discretion to cancel such Distribution (or relevant part thereof) and accordingly, such Distribution shall not in any such case be due and payable.

Section 3.12. Persons Deemed Owners. Prior to due presentment of a Contingent Convertible Capital Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Contingent Convertible Capital Security is registered as the owner of such Contingent Convertible Capital Security for the purpose of receiving payment of Liquidation Preference of and (subject to Section 3.05 and Section 3.07) any Distribution on such Contingent Convertible Capital Security and for all other purposes whatsoever, whether or not such Contingent Convertible Capital Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The aggregate Liquidation Preference of the Contingent Convertible Capital Securities of any series shall be reflected on the books and records of the Contingent Convertible Capital Security Registrar.

None of the Company, the Trustee, the Paying Agent or the Contingent Convertible Capital Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, any Agent Member or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Contingent Convertible Capital Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Contingent Convertible Capital Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Contingent Convertible Capital Securities and this Contingent Convertible Capital Securities Indenture shall be given or made only to or upon the order of the Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Company, the Trustee, the Paying Agent and the Contingent Convertible Capital Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners. The Company, the Trustee, the Paying Agent and the Contingent Convertible Capital Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the Holder of any Global Security for all purposes of this Contingent Convertible Capital Securities Indenture relating to such Global Security (including the payment of Liquidation Preference, Distributions and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent or the Contingent Convertible Capital Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Each Holder and beneficial owner that acquires its Contingent Convertible Capital Security in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in this Contingent Convertible Capital Securities Indenture and the Contingent Convertible Capital Securities to the same extent as the Holders and beneficial owners of the Contingent Convertible Capital Securities that acquire the Contingent Convertible Capital Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Contingent Convertible Capital Securities, including, without limitation, in relation to Distribution cancellation, the Trigger Conversion, the Bail-in Power and the limitations on remedies specified in the Contingent Convertible Capital Security and Section 6.03.

Section 3.13. Cancellation. All Contingent Convertible Capital Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Contingent Convertible Capital Securities previously authenticated and delivered hereunder, and all Contingent Convertible Capital Securities so delivered shall be promptly cancelled by the Trustee. No Contingent Convertible Capital Securities shall be authenticated in lieu of or in exchange for any Contingent Convertible Capital Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Contingent Convertible Capital Securities of any series or pursuant to the provisions of this Contingent Convertible Capital Securities Indenture. The Trustee shall deliver to the Company all cancelled Contingent Convertible Capital Securities held by the Trustee.

Section 3.14. Computation of Distributions. Except as otherwise specified pursuant to Section 3.01 for Contingent Convertible Capital Securities of any series, Distributions on the Contingent Convertible Capital Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.15. CUSIP Numbers. The Company in issuing any series of Contingent Convertible Capital Securities may use “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers (if then generally in use) or any successor to such numbers and thereafter with respect to such series, and, if so, the Trustee shall use “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers or successor numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Contingent Convertible Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Contingent Convertible Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” and/or “Common Code” and/or other similar numbers or successor numbers.

Section 3.16. Additional Contingent Convertible Capital Securities. (a) The Company may without the consent or sanction of the Holders of the Contingent Convertible Capital Securities of any series: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more other series of Parity Securities ranking equally with the Contingent Convertible Capital Securities of such series, as to the participation in the profits and/or assets of the Company, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more other classes or series of shares of the Company or securities mandatorily convertible into Common Shares of the Company ranking junior to the Contingent Convertible Capital Securities, as to the participation in the profits and/or assets of the Company.

(b) By acquiring a Contingent Convertible Capital Securities, Holders of Contingent Convertible Capital Securities agree to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law over any Holder of such other Parity Securities issued by the Company from time to time.

(c) The Contingent Convertible Capital Securities do not grant the Holders of the Contingent Convertible Capital Securities of such series pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by the Company or any Subsidiary.

(d) The Company may, without the consent of the Holders of the Contingent Convertible Capital Securities of any series, issue additional Contingent Convertible Capital Securities (“Additional Contingent Convertible Capital Securities”) of one or more of the series of Contingent Convertible Capital Securities issued under this Contingent Convertible Capital Securities Indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the Contingent Convertible Capital Securities of such series except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such Additional Contingent Convertible Capital Securities, together with the Contingent Convertible Capital Securities of the relevant series, will constitute a single series of Contingent Convertible Capital Securities under this Contingent Convertible Capital Securities Indenture.

Section 3.17. Correction of Minor Defects in or Amendment of Contingent Convertible Capital Securities. If, after issuance of any Contingent Convertible Capital Security (including any Global Security), the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Contingent Convertible Capital Security or Global Security, as the case may be, or, with respect to any Contingent Convertible Capital Security (including any Global Security) issued on or after the date hereof, the Company and the Trustee agree to amend such Contingent Convertible Capital Security as contemplated by Section 10.01, the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Contingent Convertible Capital Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto.

Section 3.18. Payments Subject to Fiscal Laws. All payments in respect of the Contingent Convertible Capital Securities will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the Place of Payment (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but subject to the provisions under Section 11.04.

Section 3.19. Undertakings. So long as any Contingent Convertible Capital Security remains Outstanding, the Company shall, unless approved by a majority in aggregate Liquidation Preference of such series:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Trigger Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the Holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agents and, where such an offer or scheme has been recommended by the Board of Directors, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of the Trigger Conversion;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to this Contingent Convertible Capital Securities Indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the Contingent Convertible Capital Securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to this Contingent Convertible Capital Securities Indenture and the ordinary shares of Newco are:

(i) admitted to the Relevant Stock Exchange; or

(ii) listed and/or admitted to trading on another Recognized Stock Exchange, and the Holders of the Contingent Convertible Capital Securities of the relevant series irrevocably authorize the Company to make such amendments to this Contingent Convertible Capital Securities Indenture without the need for any further authorization from the holders of the Contingent Convertible Capital Securities of such series;

(d) issue, allot and deliver Common Shares upon Trigger Conversion subject to and as provided in Section 4.01 below;

(e) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Trigger Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Trigger Conversion of the Contingent Convertible Capital Securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions of Section 4.01 require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Settlement Shares Depository or a Paying and Conversion Agent, the Company shall use all reasonable endeavors promptly to appoint such persons for such purposes.

ARTICLE 4

CONVERSION OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES

Section 4.01. Conversion upon Trigger Event.

(a) If the Trigger Event occurs at any time on or after the issue date of any series of Contingent Convertible Capital Securities, then the Company will:

(i) not declare or pay any Distribution on the Contingent Convertible Capital Securities of such series, including any accrued and unpaid Distributions, which shall be cancelled by the Company in accordance with Section 3.08 and Section 3.09; and

(ii) irrevocably and mandatorily (and without any requirement for the consent or approval of the Holders of Contingent Convertible Capital Securities of such series) convert all the Contingent Convertible Capital Securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the Contingent Convertible Capital Securities of any series will be converted in whole and not in part.

(b) For the purposes of the Company determining whether the Trigger Event has occurred, it will (i) calculate the CET1 ratio based on information (whether or not published) available to management of the Company, including information internally reported within the Company pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of the Company and the Group and (ii) calculate and publish the CET1 ratio on at least a quarterly basis. The Company’s or the Regulator’s calculation shall be binding on the Trustee and the Holders of the relevant series of Contingent Convertible Capital Securities.

(c) Subject to the terms of this Section 4.01(c) with respect to fractions, the number of Conversion Shares shall be determined by dividing the Liquidation Preference of such Contingent Convertible Capital Security by the relevant Conversion Price in effect on the relevant Trigger Event Notice Date. Fractions of Common Shares will not be issued on Trigger Conversion and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related Contingent Convertible Capital Securities are received by or on behalf of the Paying and Conversion Agent such that the Conversion Shares or related ADSs to be delivered by or on behalf of the Settlement Shares Depository are to be registered in the same name or delivered to the same Clearing Agency participant account, the number of such Conversion Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such contingent convertible capital securities being so converted and rounded down to the nearest whole number of Common Shares or related ADSs, as applicable.

(d) Upon any Trigger Event of any series of Contingent Convertible Capital Securities, Holders shall have no claim against the Company in respect of (i) any Liquidation Preference of such series of Contingent Convertible Capital Securities or (ii) any accrued and unpaid Distributions cancelled or otherwise unpaid in respect of Contingent Convertible Capital Securities of such series and the Contingent Convertible Capital Securities of such series shall cease to represent any right other than the right to receive Common Shares, if elected, or ADSs from or on behalf of the Settlement Shares Depository.

(e) On the Conversion Settlement Date, the Company shall deliver to the Settlement Shares Depository such number of Common Shares as is required to satisfy in full the Company’s obligation to deliver Common Shares in respect of the Trigger Conversion of the aggregate Liquidation Preference of Contingent Convertible Capital Securities of such series Outstanding on the Trigger Event Notice Date.

(f) The obligation of the Company to issue and deliver Conversion Shares to a Holder of Contingent Convertible Capital Securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Conversion Shares to the Settlement Shares Depository. Receipt of the relevant Conversion Shares by the Settlement Shares Depository shall discharge the Company’s obligations in respect of such Contingent Convertible Capital Securities.

(g) Holders of any series of Contingent Convertible Capital Securities shall have recourse to the Company only for the issue and delivery of the relevant Conversion Shares to the Settlement Shares Depository. After such delivery, Holders of any series of Contingent Convertible Capital Securities shall have recourse to the Settlement Shares Depository only for the delivery to them of such Conversion Shares or related ADSs, in the circumstances described in Section 4.06.

Section 4.02. Conversion Price.

“Conversion Price” means, on the Trigger Event Notice Date, if the Common Shares are:

(a) then admitted to trading on a Relevant Stock Exchange, the higher of:

(i) the Current Market Price of a Common Share (converted into U.S. dollars at the Prevailing Rate, with respect to any series of contingent convertible capital securities denominated in U.S. dollars);

(ii) the Floor Price, subject to the adjustments in accordance with Section 4.03; and

(iii) the nominal value of a Common Share (converted into U.S. dollars at the Prevailing Rate, with respect to any series of contingent convertible capital securities denominated in U.S. dollars);

in each case on the Trigger Event Notice Date; or

(b) not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

For the avoidance of doubt, the conversion into U.S. dollars at the Prevailing Rate described above with respect to any series of contingent convertible capital securities denominated in U.S. dollars shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

Section 4.03. Anti-Dilution Adjustment of the Floor Price. For the purposes of this Section 4.03 only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this Contingent Convertible Capital Securities Indenture, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Company or any member of the Group, and (b) Common Shares held by or on behalf of the Company or any member of the Group (and which, in the case of Section 4.03(a)(iv) and Section 4.03(a)(vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

(a) Upon the happening of any of the events described below and unless otherwise provided in the relevant prospectus supplement, the Floor Price of any series of Contingent Convertible Capital Securities shall be adjusted as follows:

(i) If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B	is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(ii) If and whenever the Company shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Cash Dividend which Shareholders would or could otherwise have elected to receive, (ii) where Shareholders may elect to receive a Cash Dividend in lieu of such Common Shares or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of Common Shares in issue immediately before such issue; and

B	is the aggregate number of Common Shares in issue immediately after such issue.

Such adjustment shall become effective on the first day on which Common Shares are traded ex-rights on the relevant Stock Exchange.

(iii) (A) If and whenever the Company shall pay any Extraordinary Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B

A – C

where:

A	is the Current Market Price of one Common Share on the Effective Date;

B

is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend; and

C

is the amount (if any) by which the Reference Amount determined in respect of the Relevant Dividend exceeds an amount equal to the aggregate of the Fair Market Values of any previous Cash Dividends per Common Share paid or made in such Relevant Year (where C shall equal zero if such previous Cash Dividends per Common Share are equal to, or exceed, the Reference Amount in respect of the Relevant Year). For the avoidance of doubt, “C” shall equal the Reference Amount determined in respect of the Relevant Dividend where no previous Cash Dividends per Common Share have been paid or made in such Relevant Year.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, in respect of this Section 4.03(a)(iii)(A), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means (i) any Cash Dividend which is expressly declared by the Company to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its shareholders or any analogous or similar term (including any distribution made as a result of any capital reduction), in which case the Extraordinary Dividend shall be such Cash Dividend; or (ii) any Cash Dividend (the “Relevant Dividend”) paid or made in a financial year of the Company (the “Relevant Year”) if (A) the Fair Market Value of the Relevant Dividend per Common Share or (B) the sum of (I) the Fair Market Value of the Relevant Dividend per Common Share and (II) an amount equal to the aggregate of the

Fair Market Value or Fair Market Values of any other Cash Dividend or Cash Dividends per Common Share paid or made in the Relevant Year (other than any Cash Dividend or part thereof previously determined to be an Extraordinary Dividend paid or made in such Relevant Year), exceeds the Reference Amount, and in that case the Extraordinary Dividend shall be the amount by which the Reference Amount is so exceeded.

“Reference Amount” means an amount per Ordinary Share that is consistent with the dividend policy of the Company as applied or to be applied for a period or projected period of at least three years.

(B) If and whenever the Company shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B

 A

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B

is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of the Company or any member of the Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this Section 4.03(a)(iii)(B), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of the Company or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(C) For the purposes of the above, Fair Market Value shall (subject to the terms of paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(D) In making any calculations for the purposes of this Section 4.03(a)(iii), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalization of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in the Relevant Year in question.

(iv) If and whenever the Company shall issue Common Shares to its shareholders as a class by way of rights, or the Company or any member of the Group or (at the direction or request or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue or grant to its shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95 percent. of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of Common Shares in issue on the Effective Date;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C

is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if at the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange (as used in this Section 4.03(a)(iv), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Section 4.03(a)(iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.03(a)(iv), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(v) If and whenever the Company or any member of the Group or (at the direction or request or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to its shareholders as a class by way of rights or grant to its shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A – B

 A

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.03(a)(v), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(vi) If and whenever the Company shall issue (otherwise than as mentioned in Section 4.03(a)(iv) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of any series of Contingent Convertible Capital Securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever the Company or any member of the Group or (at the direction or request or pursuance to any arrangements with the Company or any member of the Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in Section 4.03(a)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the Contingent Convertible Capital Securities of any series, which for this purpose include any Further Contingent Convertible Capital Securities), in each case at a price per Common Share which is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A	is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and

C

is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the time of issue of such Common Shares or date of issue or grant of such options, warrants or rights (as used in this Section 4.03(a)(vi), the “Specified Date”), such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Section 4.03(a)(vi), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.03(a)(vi), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(vii) If and whenever the Company or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity (otherwise than as mentioned in Section 4.03(a)(iv), Section 4.03(a)(v) or Section 4.03(a)(vi)) shall issue wholly for cash or for no consideration any Securities (other than Contingent Convertible Capital Securities of any series) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A

is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by the Company or any member of the Group (or at the direction or request or pursuant to any arrangements with the Company or any member of the Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per Common Share; and

C

is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/redesignation;

provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this Section 4.03(a)(vii), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this Section 4.03(a)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.03(a)(vii), the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii) If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the Contingent Convertible Capital Securities of any series) pursuant to Section 4.03(a)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A

is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by the Company or any member of the Group (or at the direction or request or pursuant to any arrangements with the Company or any member of the Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C

is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this Section 4.03(a)(viii) or Section 4.03(a)(vii);

provided that if at the time of such modification (as used in this Section 4.03(a)(viii), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this Section 4.03(a)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.03(a)(viii), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(ix) If and whenever the Company or any member of the Group or (at the direction or request of or pursuant to any arrangements with the Company or any member of the Group) any other company, person or entity shall offer any Securities in connection with which its shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under Section 4.03(a)(ii), Section 4.03(a)(iii), Section 4.03(a)(iv), Section 4.03(a)(v)Section 4.03(a)(v) or Section 4.03(a)(x) (or would fall to be so adjusted if the relevant issue or grant was at less than 95 percent of the Current Market Price per Common Share on the relevant dealing day under Section 4.03(a)(v) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

A – B

 A

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Section 4.03(a)(ix), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

(x) If the Company determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the contingent convertible capital securities of such relevant series) in such manner and with effect from such date as the Company shall determine and notify to the holders of the relevant series of contingent convertible capital securities.

(b) Notwithstanding Section 4.03(a):

(i) where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of the Company, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

(ii) such modification shall be made as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once.

(c) For the purpose of any calculation of the consideration receivable or price pursuant to Section 4.03(a)(iv), Section 4.03(a)(vi), Section 4.03(a)(vii) and Section 4.03(a)(viii)Section 4.03(a)(viii) above, the following provisions shall apply:

(i) the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

(ii) (A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Company to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in Section 4.03(a)(iv), Section 4.03(a)(vi), Section 4.03(a)(vii) or Section 4.03(a)(viii)Section 4.03(a)(viii) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii) if the consideration or price determined pursuant to (I) or (II) above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of (I) above) or the relevant date of first public announcement (in the case of (II) above);

(iv) in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(v) the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to the Company or another entity.

(d) If the record date in respect of any consolidation, reclassification/ redesignation or sub-division as is mentioned in Section 4.03(a)(i), or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Section 4.03(a)(ii), Section 4.03(a)(iii), Section 4.03(a)(iv), Section 4.03(a)(v) or Section 4.03(a)(ix), or the date of the first public announcement of the terms of any such issue or grant as is mentioned in Section 4.03(a)(vi) and Section 4.03(a)(vii)above or of the terms of any such modification as is mentioned in Section 4.03(a)(viii) above, shall be after the Trigger Event Notice Date in relation to the conversion of any Contingent Convertible Capital Security of any series but before the date on which the resolution of issuance of the relevant Common Shares is approved, then the Company shall procure the execution of the corresponding adjustment mechanism pursuant to this Section 4.03 so that there shall be issued and delivered to the Settlement Shares Depository, for onward delivery to the holders of the relevant Contingent Convertible Capital Securities, in accordance with the instructions contained in the Delivery Notices received by the Settlement Shares Depository, such number of Common Shares that could be required to be issued and delivered on such conversion taking into account the relevant adjustment to the Floor Price pursuant to this Section 4.03 and all references to the issue and/or delivery of Common Shares or Conversion Shares in this Contingent Convertible Capital Securities Indenture shall be construed accordingly.

(e) If any doubt shall arise as to whether an adjustment falls to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, and following consultation between the Company and an Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of willful default, bad faith or manifest error.

(f) No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Company or any of member of the Group or any associated company or to a trustee or trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.

(g) On any adjustment, the resultant Floor Price, if a number of more decimal places than the initial Floor Price, shall be rounded down to such decimal place. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1 percent of the Floor Price then in effect. Any adjustment not required to be made and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

(h) Notice of any adjustments to the Floor Price shall be given by the Company to holders of the Contingent Convertible Capital Securities of any series through the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with Section 1.06 promptly after the determination thereof.

Section 4.04. Conversion Procedures.

(a) If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible capital securities, then the Company will notify the Regulator and holders of such series of contingent convertible capital securities immediately through (i) the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) to the Regulator, Holders and Trustee in accordance with Section 1.06 (the “Trigger Event Notice”).

(b) A Trigger Event Notice shall be a written notice specifying the following information:

(i) that a Trigger Event has occurred;

(ii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment as set forth under Section 4.03);

(iii) the Conversion Settlement Date;

(iv) the date on which the Company expects DTC to suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures (the “Suspension Date”);

(v) the contact details of the Settlement Shares Depository (if one has been appointed) and Paying and Conversion Agent and the procedures holders of the contingent convertible capital securities must follow to obtain delivery of the Conversion Shares or related ADSs;

(vi) if the Company has been unable to appoint a Settlement Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares to the Holders of the Contingent Convertible Capital Securities of such series as it shall consider reasonable in the circumstances;

(vii) that the Contingent Convertible Capital Securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Common Shares or related ADSs from or on behalf of the Settlement Shares Depository.

The failure to notify the Regulator and Holders of such series of contingent convertible capital securities as aforesaid will not invalidate the conversion.

(c) The date on which the Trigger Event Notice shall be deemed to have been given shall be the date on which it is dispatched by the Company to DTC.

(d) Upon the Company’s determination that a Trigger Event has occurred, it shall immediately inform the Regulator and shall, prior to giving a Trigger Event Notice, deliver to the Trustee a certificate stating that a Trigger Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee, the Holders and beneficial owners of the contingent convertible capital securities of such series.

(e) Within two (2) Business Days after its receipt of the Trigger Event Notice, the Trustee shall transmit the Trigger Event Notice to DTC and promptly following its receipt of the Trigger Event Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Trigger Event Notice to its Reorganization Inquiry for Participants System.

(f) If the Trigger Event occurs, the Contingent Convertible Capital Securities of any series will be converted in whole and not in part.

(g) Notwithstanding anything set forth in this Contingent Convertible Capital Securities Indenture to the contrary, once the Company has delivered a Trigger Event Notice following the occurrence of a Trigger Event, (i) subject to the right of holders of the Contingent Convertible Capital Securities of the relevant series relating to a breach of the Performance Obligation in the event of a failure by the Company to issue and deliver any Common Shares to the Settlement Shares Depository on the Conversion Settlement Date, this Contingent Convertible Capital Securities Indenture shall impose no duties upon the Trustee whatsoever with regard to a Trigger Conversion and the Holders of the Contingent Convertible Capital Securities of such series shall have no rights whatsoever under this Contingent Convertible Capital Securities Indenture or the Contingent Convertible Capital Securities of such series to instruct the Trustee to take any action whatsoever and (ii) as of the date of the Trigger Event Notice, except for any indemnity and/or security provided by any holders of the Contingent Convertible Capital Securities of such series in such direction or related to such direction, any direction previously given to the Trustee by any Holders of the Contingent Convertible Capital Securities of such series shall cease automatically and shall be null and void and of no further effect.

(h) The Company’s obligations to indemnify the Trustee in accordance with this Contingent Convertible Capital Securities Indenture shall survive any Trigger Conversion.

Section 4.05. Agreement and Waiver with Respect to Trigger Conversion. The Contingent Convertible Capital Securities of any series are not convertible into Common Shares at the option of Holders of Contingent Convertible Capital Securities of any series at any time and are not redeemable in cash as a result of a Trigger Event. Notwithstanding any other provision herein, by its acquisition of the Contingent Convertible Capital Securities of any series, each Holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Contingent Convertible Capital Securities of such series, including, without limitation, those related to (x) Trigger Conversion following a Trigger Event and (y) the appointment of the Settlement Shares Depository, the issuance of the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the Contingent Convertible Capital Securities of such series), and acknowledged that such events in (x) and (y) may occur without any further action on the part of the Holders or beneficial owner of the Contingent Convertible Capital Securities of such series or the Trustee, (ii) agreed that effective upon, and following, the Trigger Conversion, no amount shall be due and payable to the Holders of the Contingent Convertible Capital Securities of such series, and the Company’s liability to pay any such amounts (including the Liquidation Preference of, or any Distribution in respect of, the Contingent Convertible Capital Securities of such series), except as noted under Section 4.06 with respect to certain stamp and similar taxes, shall be automatically released, and the Holders shall not have the right to give a direction to the Trustee with respect to the Trigger Event and any related Trigger Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, this Contingent Convertible Capital Securities Indenture and in connection with the Contingent Convertible Capital Securities of such series, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Trigger Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary through which it holds such Contingent Convertible Capital Securities to take any and all necessary action, if required, to implement the Trigger Conversion without any further action or direction on the part of such Holder of the Contingent Convertible Capital Securities of such series or the Trustee.

Section 4.06. Settlement Procedures.

(a) Delivery of the Common Shares, or, if the Holder elects, ADSs, to the Holders of any series of Contingent Convertible Capital Securities upon a Trigger Event shall be made in accordance with the procedures set forth in this Section 4.06, which remain subject to change to reflect changes in clearing system practices.

(b) Holders of any series of Contingent Convertible Capital Securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures set forth in this Section 4.06. The obligation to deliver ADSs if a Holder elects to have its Common Shares delivered in such form will apply only if at the time of any Trigger Conversion the Company continues to maintain an ADS depositary facility.

(c) The Trigger Event Notice shall specify the Suspension Date. On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the relevant series of Contingent Convertible Capital Securities. As a result, Holders of the Contingent Convertible Capital Securities of such series will not be able to settle any transfers of any Contingent Convertible Capital Securities of such series following the Suspension Date, and any sale or other transfer of the Contingent Convertible Capital Securities of such series that a Holder of the Contingent Convertible Capital Securities of such series may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. The Contingent Convertible Capital Securities of such series may cease to be admitted to trading on any stock exchange on which the Contingent Convertible Capital Securities of such series are then listed or admitted to trading after the Suspension Date.

(d) On the Suspension Date, the Company shall deliver a notice in accordance with Section 1.06 to the Trustee and to the Holders of the Contingent Convertible Capital Securities of the relevant series (a “Settlement Request Notice”) requesting that holders and beneficial owners of the Contingent Convertible Capital Securities of such series complete a notice to be delivered to the Paying and Conversion Agent, with a copy to the Trustee (a “Delivery Notice”). The Settlement Request Notice shall specify (i) the date by which the Delivery Notice must be received by the Paying and Conversion Agent (the “Notice Cut-off Date”) and (ii) the date on which the Contingent Convertible Capital Securities of such series in relation to which no Delivery Notice has been received by the Paying and Conversion Agent on or before the Notice Cut-off Date shall be cancelled, which will be no more than twelve Business Days after the Conversion Settlement Date (the “Final Cancellation Date”), as set forth in Section 4.07.

(e) In order to obtain delivery of the relevant Common Shares, or, if the Holder elects, ADSs, a Holder or beneficial owner must deliver its Contingent Convertible Capital Securities and Delivery Notice to the Paying and Conversion Agent (including, the delivery of such Contingent Convertible Capital Securities and Delivery Notice to the Paying and Conversion Agent through DTC) on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Paying and Conversion Agent, such delivery shall be deemed for all purposes to have been made or given on the following Business Day. The Delivery Notice shall contain: (i) the name of the Holder or beneficial owner of the applicable series of Contingent Convertible Capital Securities; (ii) the aggregate Liquidation Preference held by such Holder or beneficial owner of such series of Contingent

Convertible Capital Securities on the date of such notice; (iii) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable (iv) whether Common Shares or ADSs are to be delivered to the Holder or beneficial owner of such series of Contingent Convertible Capital Securities; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the ADSs or Common Shares are to be credited, details of the registered account in our ADS facility if direct registration ADSs are to be issued, or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and (vi) such other details as may be required by the Paying and Conversion Agent.

(f) The Delivery Notice must be given and the Contingent Convertible Capital Securities Delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent.

(g) Subject to satisfaction of the requirements and limitations set forth in this Section 4.06 and provided the Delivery Notice is delivered on or before the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Settlement Shares Depository that the Settlement Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares) to, or shall deposit such relevant Common Shares with the ADS Depositary on behalf of, the Holder or beneficial owner of the relevant Contingent Convertible Capital Securities completing the relevant Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

(h) Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant Contingent Convertible Capital Securities may result in such Delivery Notice being treated as null and void and the Company shall be entitled to procure the sale of any applicable Common Shares to which the relevant holder may be entitled in accordance with Section 4.06. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this Section 4.06 shall be made by the Company in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant holders.

(i) A Holder of the Contingent Convertible Capital Securities of any series or Selling Agent (as defined in Section 4.07) must pay (in the case of the Selling Agent by means of deduction from the net proceeds of sale set forth in Section 4.07) any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Trigger Conversion (other than any taxes or capital, issue and registration and transfer taxes or stamp duties payable in Spain by the Company in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to this Contingent Convertible Capital Securities Indenture which shall be paid by the Company) and such holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Contingent Convertible Capital Security or interest therein.

(j) If the Company shall fail to pay any capital, stamp, issue, registration and transfer taxes and duties for which it is responsible as provided above, the holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and the Company as a separate and independent obligation, undertakes to reimburse and indemnify each holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

(k) The Common Shares issued on Trigger Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the Trigger Event Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, dividends or payments the record date or other due date for the establishment of entitlement for which falls prior to the date that the resolution of issuance of the relevant Common Shares is approved.

Section 4.07. Failure to Deliver a Delivery Notice.

(a) If a duly completed Delivery Notice and the relevant Contingent Convertible Capital Securities are not delivered to a Paying and Conversion Agent as provided in this Contingent Convertible Capital Securities Indenture on or before the Notice Cut-off Date, then at any time following the Notice Cut-off Date and prior to the 10th Business Day after the Conversion Settlement Date, the Company may in its sole and absolute discretion (and the relevant Holders of such Contingent Convertible Capital Securities shall be deemed to agree thereto), elect to appoint a person (the “Selling Agent”) to procure that all Common Shares held by the Settlement Shares Depository in respect of which the applicable Contingent Convertible Capital Securities and completed Delivery Notice have not been delivered on or before the Notice Cut-off Date as aforesaid shall be sold by or on behalf of the Selling Agent as soon as reasonably practicable.

(b) If the applicable Contingent Convertible Capital Securities and Delivery Notice are not delivered to the Paying and Conversion Agent on or before the Notice Cut-off Date, the Settlement Shares Depository shall continue to hold any Conversion Shares not sold by the Selling Agent until a Delivery Notice is so delivered or the Final Cancellation Date, whichever is earlier. However, any Holder or beneficial owner of the Contingent Convertible Capital Securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs satisfactory to the Settlement Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

(c) Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale thereof, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed rateably to the relevant Holders in such manner and at such time as the Company shall determine and notify to the relevant Holders. Such payment shall for all purposes discharge the obligations of the Company, the Settlement Shares Depository, the Paying and Conversion Agent and the Selling Agent to such Holders in respect of the Trigger Conversion. The Company, the Settlement Shares Depository and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this Section 4.07 or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares.

(d) If the Company does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this Section 4.07, Common Shares for which a Delivery Notice has not been received will be cancelled on the Final Cancellation Date.

Section 4.08. Delivery of ADSs. In respect of any Conversion Shares that Holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Settlement Shares Depository shall deposit with the custodian for the ADS Depositary the number of Conversion Shares to be issued upon Trigger Conversion of the relevant series of Contingent Convertible Capital Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such Holders (per the ADS-to-ordinary share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Conversion Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary.

ARTICLE 5

SATISFACTION AND DISCHARGE

Section 5.01. Satisfaction and Discharge of Contingent Convertible Capital Securities Indenture. This Contingent Convertible Capital Securities Indenture shall upon Company Request cease to be of further effect with respect to the Contingent Convertible Capital Securities of any series (except as to any surviving rights of registration of transfer of the Contingent Convertible Capital Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Contingent Convertible Capital Securities Indenture with respect to the Contingent Convertible Capital Securities of any series when:

(a) all Contingent Convertible Capital Securities of such series theretofore authenticated and delivered (other than Contingent Convertible Capital Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06) have been delivered to the Trustee for cancellation;

(b) the Company has paid or caused to be paid all other sums payable hereunder (including Accrued Distributions, if any) by the Company with respect to the Contingent Convertible Capital Securities of such series; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Contingent Convertible Capital Securities Indenture with respect to the Contingent Convertible Capital Securities of such series have been complied with.

In addition, upon the exercise of a Bail-in Power with respect to a series of Contingent Convertible Capital Securities which results in the cancellation, or the conversion into other securities, of all the Liquidation Preference of, and Distributions on such Contingent Convertible Capital Securities or such Contingent Convertible Capital Securities otherwise ceasing to be Outstanding, this Contingent Convertible Capital Securities Indenture shall be satisfied and discharged as to such series.

Notwithstanding any satisfaction and discharge of this Contingent Convertible Capital Securities Indenture, the obligations of the Company to the Trustee under Section 7.08 of this Contingent Convertible Capital Securities Indenture, the obligations of the Trustee to any Authenticating Agent under Section 7.15 of this Contingent Convertible Capital Securities Indenture and the obligations of the Trustee under Section 5.02 of this Contingent Convertible Capital Securities Indenture and the last paragraph of Section 11.03 of this Contingent Convertible Capital Securities Indenture shall survive such satisfaction and discharge.

Section 5.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 11.03, all cash deposited with the Trustee pursuant to Section 5.01 shall be held in trust and such cash shall be applied by it, in accordance with the provisions of the Contingent Convertible Capital Securities of such series and this Contingent Convertible Capital Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Liquidation Preference and accrued but unpaid Distributions, if any, for the payment of which such cash has been deposited with the Trustee.

Section 5.03. Repayment to Company. The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Company upon Company Request any excess money held by them at any time with respect to any series of Contingent Convertible Capital Securities.

Section 5.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Contingent Convertible Capital Securities Indenture, the Contingent Convertible Capital Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 5 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 5; provided, however, that, if the Company has made any payment of Liquidation Preference of or Distributions on any Contingent Convertible Capital Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Contingent Convertible Capital Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE 6

REMEDIES

Section 6.01. Enforcement Events.

(a) Each of the following events is an “Enforcement Event” with respect to any series of Contingent Convertible Capital Securities:

(i) non-payment of Redemption Price on such series when due as set forth in Section 12.04;

(ii) the breach of any term, obligation or condition binding on the Company under the Contingent Convertible Capital Securities of such series (other than any of the Company’s payment obligations under or arising from the Contingent Convertible Capital Securities of such series, including payment of any Liquidation Preference or Distributions, including any damages awarded for breach of any obligations) (a “Performance Obligation”); or

(iii) the occurrence of any voluntary or involuntary liquidation of the Company (a “Liquidation Event”) prior to the occurrence of a Trigger Event.

(b) Neither a cancellation of Contingent Convertible Capital Securities of any series, a reduction, in part or in full, of the Liquidation Preference on Contingent Convertible Capital Securities of any series or any accrued and unpaid Distribution on the the Contingent Convertible Capital Securities of such series, the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Bail-in Power or the exercise of a resolution tool or a resolution power (including moratorium) by the Relevant Resolution Authority with respect to the Company, nor the exercise of any Bail-in Power by the Relevant Resolution Authority with respect to such Contingent Convertible Capital Securities will be an Enforcement Event or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such securities to any remedies, which are hereby expressly waived.

(c) In addition, the Trigger Conversion will not constitute an Enforcement Event or the occurrence of any event related to the insolvency of the Company or entitle Holders to take any action to cause the dissolution, liquidation or winding up of the Company.

Section 6.02. Liquidation Distribution. (a) Subject to the terms of Section 6.02(b) below, in the event of any Liquidation Event, Holders of the Contingent Convertible Capital Securities of any series (unless previously converted into Common Shares pursuant to Section 4.01) shall be entitled to receive out of the assets of the Company available for distribution to Holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to Holders of Common Shares or any other instrument of the Company ranking junior to the Contingent Convertible Capital Securities of such series.

(b) If, before the occurrence of a Liquidation Event, the Trigger Event occurs but the relevant conversion of the Contingent Convertible Capital Securities of such series into Common Shares pursuant to Section 4.01 is still to take place, Holders of the Contingent Convertible Capital Securities of such series will be entitled to receive out of the relevant assets of the Company a monetary amount equal to that which holders of such Contingent Convertible Capital Securities of such series would have received on any distribution of the assets of the Company if such conversion had taken place immediately prior to such liquidation.

(c) After payment of the relevant entitlement in respect of a Contingent Convertible Capital Security as described in this Section 6.02, such Contingent Convertible Capital Security will confer no further right or claim to any of the remaining assets of the Company.

Section 6.03. Limitation of Remedies Upon an Enforcement Event.

The sole remedies of the holders of the Contingent Convertible Capital Securities of a series and the Trustee under the Contingent Convertible Capital Securities of such series upon the occurrence of an Enforcement Event shall be:

(a) to seek enforcement of the Company’s obligation to pay the Redemption Price of the securities of such series if not paid within 14 days of the date fixed for redemption (provided that the applicable conditions described under Section 12.04 shall have been satisfied);

(b) to seek enforcement of a Performance Obligation; and

(c) to enforce the entitlement set forth in Section 6.02.

The foregoing shall not prevent the holders of the Contingent Convertible Capital Securities of such series or the trustee from instituting proceedings for the bankruptcy of the Company.

Section 6.04. No Other Remedies and Other Terms.

(a) Other than the limited remedies specified in this Article 6, and subject to paragraph (c) below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders) or to the Holders of the Contingent Convertible Capital Securities of any series, whether for the recovery of amounts owing in respect of such Contingent Convertible Capital Securities Indenture, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Contingent Convertible Capital Securities in relation thereto; provided, however, that the Company’s obligations to the Trustee under, and the Trustee’s lien provided for in Section 7.08 of the Contingent Convertible Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 6.08 of the Contingent Convertible Securities Indenture shall not be limited or impaired by this Article 6 or otherwise and expressly survive any Enforcement Event and are not subject to the subordination provisions of Section 13.01.

(b) Notwithstanding the limitations on remedies specified in this Article 6, (i) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders under the provisions of this Contingent Convertible Capital Securities Indenture, and (ii) nothing shall impair the rights of a Holder of the Contingent Convertible Capital Securities under the Trust Indenture Act, absent such Holder’s consent, to sue for any payment due but unpaid with respect to the Contingent Convertible Capital Securities as provided for in Section 6.10; provided that, in the case of (i) and (ii) above, any payments in respect of, or arising from, the Contingent Convertible Capital Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Contingent Convertible Capital Securities, shall be subject to the subordination provisions set forth in Section 13.01.

(c) In furtherance of Section 7.01 of this Contingent Convertible Capital Securities Indenture:

(i) For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Enforcement Event which has occurred and is continuing.

(ii) Notwithstanding anything contained in this Contingent Convertible Capital Securities Indenture to the contrary, the duties and responsibilities of the Trustee under this Contingent Convertible Capital Securities Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act.

Section 6.05. Agreement with Respect to Limitation of Remedies for Breach of a Performance Obligation. By its acquisition of the Contingent Convertible Capital Securities of any series, each Holder and beneficial owner of the Contingent Convertible Capital Securities of such series acknowledges and agrees that such Holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against the Company in respect of a breach by the Company of a Performance Obligation and that the sole and exclusive remedy that such Holder and the Trustee may seek under the Contingent Convertible Capital Securities of such series and this Contingent Convertible Capital Securities Indenture for a breach by the Company of a Performance Obligation is specific performance.

Section 6.06. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other judicial proceeding relative to the Company or any other obligor upon the Contingent Convertible Capital Securities of any series or to the property of the Company or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the Liquidation Preference of the Contingent Convertible Capital Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Liquidation Preference or Distributions) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding; provided that the Company shall not, as a result of the bringing of such proceedings, be obliged to pay any sum representing or measured by reference to Liquidation Preference or Distributions on the Contingent Convertible Capital Securities sooner than the same would otherwise have been payable by it. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Contingent Convertible Capital Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.08.

Subject to Article 9 and Section 10.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Contingent Convertible Capital Security any plan of reorganization, arrangement, adjustment, or composition affecting any Contingent Convertible Capital Securities or the rights of any Holder of any Contingent Convertible Capital Security or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

The provisions of this Section 6.06 are subject to the provisions of Section 13.01.

Section 6.07. Trustee May Enforce Claims Without Possession of Contingent Convertible Capital Securities. All rights of action and claims under this Contingent Convertible Capital Securities Indenture or the Contingent Convertible Capital Securities, if any, may be prosecuted and enforced by the Trustee without the possession of any of the Contingent Convertible Capital Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the provisions of Article 13) be for the ratable benefit of the Holders of the Contingent Convertible Capital Securities in respect of which such judgment has been recovered.

Section 6.08. Application of Money Collected. Any money collected by the Trustee pursuant to this Article or, after an Enforcement Event, any money or other property distributable in respect of the Company’s obligations under this Contingent Convertible Capital Securities Indenture, in respect of any series of Contingent Convertible Capital Securities shall, subject to the provisions of Section 13.02 in relation to waiver of set-off and to Section 13.01 in relation to the subordination of the Contingent Convertible Capital Securities, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of Liquidation Preference or Distributions upon presentation of such Contingent Convertible Capital Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Contingent Convertible Capital Securities in respect of which or for the benefit of which such money has been collected and due and owing to the Trustee (including any predecessor Trustee) under Section 7.08;

SECOND: To the payment of the amounts then due and unpaid for Liquidation Preference of and Distributions on such series of Contingent Convertible Capital Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Contingent Convertible Capital Securities for Liquidation Preference and Distributions, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company.

Section 6.09. Limitation on Suits. No Holder of any Contingent Convertible Capital Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Contingent Convertible Capital Securities Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Enforcement Event with respect to Contingent Convertible Capital Securities of the same series specifying such Enforcement Event and stating that such notice is a “Notice of Enforcement Event” hereunder;

(b) the Holders of not less than 25% in aggregate Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Enforcement Event in its own name, as Trustee hereunder;

(c) such Holder of a Contingent Convertible Capital Security has offered to the Trustee reasonable indemnity satisfactory to it (as determined by the Trustee in its sole discretion) against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of such series;

it being understood and intended that no one or more Holders of Contingent Convertible Capital Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Contingent Convertible Capital Securities Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Contingent Convertible Capital Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Contingent Convertible Capital Securities of such series.

Section 6.10. Unconditional Right of Holders to Receive Liquidation Preference and Distributions. Notwithstanding any other provision in this Contingent Convertible Capital Securities Indenture, and subject to Article 13 in relation to the subordination of the Contingent Convertible Capital Securities of any series, the Holder of any Contingent Convertible Capital Security shall have the right, which is absolute and unconditional, to receive payment of the Liquidation Preference of and any Distribution on such Contingent Convertible Capital Security when due and payable in accordance with the provisions of this Contingent Convertible Capital Securities Indenture (including Article 3 and Article 14 hereof) and as expressed in such Contingent Convertible Capital Security (or, in the case of redemption, on the Redemption Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder of any Contingent Convertible Capital Security has instituted any proceeding to enforce any right or remedy under this Contingent Convertible Capital Securities Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Contingent Convertible Capital Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Contingent Convertible Capital Securities shall continue as though no such proceeding had been instituted.

Section 6.12. Rights and Remedies Cumulative. Subject to the limitations on remedies provided for in this Article 6, except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Contingent Convertible Capital Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Contingent Convertible Capital Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Contingent Convertible Capital Security to exercise any right or remedy accruing upon any Enforcement Event shall impair any such right or remedy or constitute a waiver of any such Enforcement Event or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Contingent Convertible Capital Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Contingent Convertible Capital Securities.

Section 6.14. Control by Holders. The Holders of a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Contingent Convertible Capital Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Contingent Convertible Capital Securities Indenture or with the Contingent Convertible Capital Securities of any series;

(b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of any Contingent Convertible Capital Securities of any series not taking part in such direction with respect to which the Trustee is acting as the Trustee; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.15. Undertaking for Costs. All parties to this Contingent Convertible Capital Securities Indenture agree, and each Holder of any Contingent Convertible Capital Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Contingent Convertible Capital Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the Liquidation Preference of or Distributions on any Contingent Convertible Capital Security on or after the dates upon which such Distributions become due and payable pursuant to the terms hereof or the terms expressed in such Contingent Convertible Capital Security (or, in the case of redemption on or after the Redemption Date).

Section 6.16. Waiver of Past Enforcement Events. (a) Holders of not less than a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Capital Securities may on behalf of the Holders of all of the Contingent Convertible Capital Securities waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the Outstanding Contingent Convertible Capital Securities shall not be entitled to waive (i) any past Enforcement Event that results from a Liquidation Event and (ii) any Enforcement Event in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Contingent Convertible Capital Security of such series affected.

(b) Upon the occurrence of any waiver permitted by paragraph (a) above, such Enforcement Event shall cease to exist, and any Enforcement Event with respect to this Contingent Convertible Capital Securities arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of the Contingent Convertible Capital Securities Indenture, but no such waiver shall extend to any subsequent or other Enforcement Event or impair any right consequent thereon.

ARTICLE 7

THE TRUSTEE

Section 7.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Enforcement Event,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Contingent Convertible Capital Securities Indenture, and no implied covenants or obligations shall be read into this Contingent Convertible Capital Securities Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Contingent Convertible Capital Securities Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Contingent Convertible Capital Securities Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) In case an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Contingent Convertible Capital Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Contingent Convertible Capital Securities Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Section 7.01(c) shall not be construed to limit the effect of subsections (a) or (d) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Contingent Convertible Capital Securities Indenture with respect to the Contingent Convertible Capital Securities of such series;

(d) No provision of this Contingent Convertible Capital Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(e) Whether or not therein expressly so provided, every provision of this Contingent Convertible Capital Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Spanish Tax Procedures and Obligations of the Trustee. In connection with each payment made on any Payment Date (as defined in Appendix 1 attached hereto) in respect of the issued Contingent Convertible Capital Securities hereunder, the Trustee or Paying Agent shall comply with the tax procedures set forth in Appendix 1 hereto. The Trustee or Paying Agent shall have no duty or responsibility to comply with other Spanish tax obligations arising out of this Contingent Convertible Capital Securities Indenture. The Company shall be responsible for the payment of any and all amounts due under the Contingent Convertible Capital Securities. Therefore, the Trustee or Paying Agent shall not be liable for any amounts owed to any person due to its failure to properly comply with the tax procedures referred to in this Section 7.02 and Appendix 1 hereto, except such as may result from the negligence, willful misconduct or fraud of the Trustee or Paying Agent or any of its agents or employees. The Trustee or Paying Agent may request and rely conclusively upon any instructions from the Company in respect of any action necessary or required to be taken by the Trustee or Paying Agent pursuant to this Section 7.02 and Appendix 1 hereto; provided, however, that in no event shall the Trustee or Paying Agent be required to expend or risk its own funds in the performance of any of its duties pursuant to this Section 7.02 and Appendix 1 hereto, or be obligated to take any legal or other action which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification and security.

Section 7.03. Notice of Enforcement Events. Within 90 days after the occurrence of any Enforcement Event hereunder with respect to Contingent Convertible Capital Securities of any series of which a Responsible Officer of the Trustee has received written notice the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Contingent Convertible Capital Securities of such series notice of such Enforcement Event hereunder of which the Trustee has received written notice, unless such Enforcement Event shall have been cured or waived; provided, however, that, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of Contingent Convertible Capital Securities of such series.

Section 7.04. Certain Rights of Trustee. Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Contingent Convertible Capital Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or an Opinion of Counsel;

(d) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Contingent Convertible Capital Securities Indenture at the request or direction of any of the Holders pursuant to this Contingent Convertible Capital Securities Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole reasonable cost and expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, without the consent of any other parties, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Contingent Convertible Capital Securities Indenture, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(i) anything in this Contingent Convertible Capital Securities Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss or profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence or otherwise;

(j) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Contingent Convertible Capital Securities Indenture, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(k) the Trustee shall not be deemed to have notice of any Enforcement Event unless a Responsible Officer of the Trustee has received, at the Corporate Trust Office of the Trustee, written notice of such an Enforcement Event and such notice references the Contingent Convertible Capital Securities and/or this Contingent Convertible Capital Securities Indenture;

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Contingent Convertible Capital Securities Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(n) the Trustee shall not be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Contingent Convertible Capital Securities Indenture.

Section 7.05. Not Responsible for Recitals or Issuance of Contingent Convertible Capital Securities. The recitals contained herein and in the Contingent Convertible Capital Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Contingent Convertible Capital Securities Indenture or of the Contingent Convertible Capital Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Contingent Convertible Capital Securities Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Contingent Convertible Capital Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Contingent Convertible Capital Securities Indenture other than as specifically provided for herein. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Contingent Convertible Capital Securities Indenture

No provision of this Contingent Convertible Capital Securities Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or would subject the Trustee to taxation or other consequences that, in the sole determination of the Trustee, are adverse to the Trustee, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

Section 7.06. May Hold Contingent Convertible Capital Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Contingent Convertible Capital Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Contingent Convertible Capital Securities and, subject to Section 7.11 and Section 7.15, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Contingent Convertible Capital Security Registrar, Calculation Agent or such other agent.

Section 7.07. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or to invest any money received by it hereunder except as otherwise agreed with the Company. Any funds held by the Trustee or any paying agent hereunder are held as banker and are not subject to the client money rules of the United Kingdom’s Financial Conduct Authority.

Section 7.08. Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time compensation for all services rendered by it hereunder as agreed upon in writing by the Company from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Contingent Convertible Capital Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith; and

(c) to indemnify the Trustee (which for purposes of this subsection (c) shall be deemed to include its directors, officers, employees and agents) or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) and taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, but excluding any tax liabilities of the Trustee in respect of its income.

In addition to, but without prejudice to its other rights under this Contingent Convertible Capital Securities Indenture, when the Trustee incurs expenses or renders services in connection with an Enforcement Event specified in Section 6.01, the fees, costs and expenses (including the charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Trustee. If the Company and the Trustee are being represented by the same counsel and the Company has assumed the defense of the claim, the Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior lien to which the Contingent Convertible Capital Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of Liquidation Preference or Distributions on the Contingent Convertible Capital Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee’s rights to payment of its fees, reimbursement and indemnity under, and its lien provided for in, this Section 7.08 shall survive the payment in full of the Contingent Convertible Capital Securities, the satisfaction and discharge of this Contingent Convertible Capital Securities Indenture, the resignation or removal of the Trustee, the termination for any reason of this Contingent Convertible Capital Securities Indenture and the exercise of the Bail-in Power and the other relevant resolution tools by the Relevant Resolution Authority.

Section 7.09. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Contingent Convertible Capital Securities Indenture.

Section 7.10. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and having a corporate trust office or agency in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.11. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.12.

(b) The Trustee may resign at any time with respect to the Contingent Convertible Capital Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Contingent Convertible Capital Securities of such series.

(c) The Trustee may be removed at any time with respect to the Contingent Convertible Capital Securities of any series by Act of the Holders of a majority in Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Contingent Convertible Capital Securities of such series.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 7.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Contingent Convertible Capital Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 7.10 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Contingent Convertible Capital Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(iv) the Trustee shall fail to perform its obligations to the Company under this Contingent Convertible Capital Securities Indenture in any material respect,

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to any or all series of Contingent Convertible Capital Securities or (ii) subject to Section 6.15 (and except in the case of subparagraph (d)(iv) above), any Holder who has been a bona fide Holder of a Contingent Convertible Capital Security for at least six months (and, in the case of (i) above, who is a Holder of a Contingent Convertible Capital Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Contingent Convertible Capital Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Contingent Convertible Capital Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Contingent Convertible Capital Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Contingent Convertible Capital Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Contingent Convertible Capital Securities of any particular series), and shall comply with the applicable requirements of Section 7.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Contingent Convertible Capital Securities of any series shall be appointed by Act of the Holders of a majority in Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.12, become the successor Trustee with respect to the Contingent Convertible Capital Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Contingent

Convertible Capital Securities of any series shall have been so appointed by the Company or the Holders of Contingent Convertible Capital Securities of such series and accepted appointment in the manner hereinafter required by Section 7.12, any Holder who has been a bona fide Holder of a Contingent Convertible Capital Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Contingent Convertible Capital Securities of such series.

(f) The Company shall give notice to Holders of each resignation and each removal of the Trustee with respect to the Contingent Convertible Capital Securities of any series and each appointment of a successor Trustee with respect to the Contingent Convertible Capital Securities of any series to the Holders in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Contingent Convertible Capital Securities of such series and the address of its Corporate Trust Office.

Section 7.12. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Contingent Convertible Capital Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien provided for in Section 7.08, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Contingent Convertible Capital Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Contingent Convertible Capital Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Contingent Convertible Capital Securities of such series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Contingent Convertible Capital Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Contingent Convertible Capital Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Contingent Convertible Capital Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Contingent Convertible Capital Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Contingent Convertible Capital Securities of such series to which the appointment of such successor Trustee relates, subject to the lien provided for in Section 7.08.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.13. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Contingent Convertible Capital Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Contingent Convertible Capital Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Contingent Convertible Capital Securities.

Section 7.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Contingent Convertible Capital Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 7.15. Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Contingent Convertible Capital Securities which shall be authorized to act on behalf of the Trustee to authenticate Contingent Convertible Capital Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Contingent Convertible Capital Securities, and Contingent Convertible Capital Securities so authenticated shall be entitled to the benefits of this Contingent Convertible Capital Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Contingent Convertible Capital Securities Indenture to the authentication and delivery of Contingent Convertible Capital Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to the Holders of Contingent Convertible Capital Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.15.

If an appointment with respect to one or more series is made pursuant to this Section, the Contingent Convertible Capital Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantively the following form:

This is one of the Contingent Convertible Capital Securities referred to in the within-mentioned Contingent Convertible Capital Securities Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Section 7.16. Appointment of Additional Trustees. The Company may appoint a Trustee for a particular series of Contingent Convertible Capital Securities other than the Trustee named in the first paragraph of this Contingent Convertible Capital Securities Indenture by executing and delivering an indenture supplemental hereto where such Trustee accepts such appointment as contemplated by Section 10.01(l) (it being understood that at any time there shall be only one Trustee with respect to the Contingent Convertible Capital Securities of any particular series); provided that, at the time of such acceptance, such Trustee shall be qualified and eligible under this Article 6. Upon such acceptance, such Trustee shall be vested with all the rights, powers, trusts and duties of a Trustee under this Contingent Convertible Capital Securities Indenture with respect to the Contingent Convertible Capital Securities of such series.

Section 7.17. Tax Withholding. Any amounts to be paid by the Company on the Contingent Convertible Capital Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and the Company shall not be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Contingent Convertible Capital Securities and this Contingent Convertible Capital Securities Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent as described in this paragraph will be treated as paid to the Holder of the Contingent Convertible Capital Securities, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent required under Section 11.04.

ARTICLE 8

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 8.01. Company to Furnish Trustee Names and Addresses of Holders. The Company, with respect to any series of Contingent Convertible Capital Securities, will furnish or cause to be furnished to the Trustee

(a) not more than 15 days after each Regular Record Date (or after each of the dates to be specified for such purpose for non- Distribution bearing Contingent Convertible Capital Securities and Contingent Convertible Capital Securities on which Distribution Dates occur less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Contingent Convertible Capital Securities as of such Regular Record Date or such specified date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 8.01 the names and addresses of Holders of Contingent Convertible Capital Securities so long as the Trustee acts as Contingent Convertible Capital Security Registrar with respect to such series of Contingent Convertible Capital Securities.

Section 8.02. Preservation of Information; Communication to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 8.01 and (ii) received by the Trustee in its capacity as Paying Agent or Contingent Convertible Capital Security Registrar (if so acting). The Trustee may dispose of any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Contingent Convertible Capital Securities of any series to communicate with other Holders with respect to their rights under this Contingent Convertible Capital Securities Indenture or under the Contingent Convertible Capital Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Contingent Convertible Capital Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 8.02(b) or otherwise made pursuant to the Trust Indenture Act.

Section 8.03. Reports by Trustee.

(a) On or before May 15 in each year following the date hereof, so long as any Contingent Convertible Capital Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act a brief report dated as of a date required by and in compliance with the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Contingent Convertible Capital Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Contingent Convertible Capital Securities are listed on any securities exchange.

(c) The Trustee may conclusively presume that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise is complying with such reporting requirements unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office of the Trustee a written notification from the Company stating otherwise. The Trustee shall have no duty to examine any information, reports or other documents filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act, and need make no determination as to whether they comply with the requirements of Section 8.04, its sole duty in respect thereof being to place them in its files and make them available for inspection by any Holder upon reasonable request during normal business hours.

Section 8.04. Reports by Company.

The Company shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate);

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Contingent Convertible Capital Securities Indenture as may be required from time to time by such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate); and

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs 8.04(a) and 8.04(b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE 9

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 9.01. Company May Consolidate, Etc., Only on Certain Terms.

The Company may, without the consent of Holders of any Contingent Convertible Capital Securities of any series Outstanding under this Contingent Convertible Capital Securities Indenture, consolidate or amalgamate with or merge into any other corporation or convey or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

(a) any successor corporation formed by any consolidation, amalgamation or merger, or any transferee or lessee of the Company’s assets, (i) shall be a company organized and existing under the laws of any part of the European Union, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in the case of the Company, in form satisfactory to the Trustee, the due and punctual payment of the Liquidation Preference and Distributions and Additional Amounts, if any, on all the Contingent Convertible Capital Securities in accordance with the provisions of such Contingent Convertible Capital Securities and this Contingent Convertible Capital Securities Indenture and the performance of every covenant of this Capital Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance or transfer, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 9.02. Successor Corporation Substituted. In the event of any merger, consolidation, sale, conveyance permitted by Section 9.01 above, Additional Amounts under the Contingent Convertible Capital Securities will thereafter be payable in respect of taxes imposed by the acquiring corporation’s, or the resulting corporation’s, jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 11.04 in respect of taxes imposed by the laws of the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such merger, consolidation, sale, conveyance or lease will be payable only in respect of taxes imposed by the Kingdom of Spain. The acquiring or resulting corporation, as the case may be, will also be entitled to redeem the Contingent Convertible Capital Securities in the circumstances described in Section 12.08 with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such acquiring or resulting corporation’s jurisdiction of incorporation or tax residence, which change or amendment must occur subsequent to the date of any merger, consolidation, sale or conveyance or lease permitted by Section 9.01 if the successor entity is not incorporated or tax resident in the Kingdom of Spain. In the event of assumption of the Company’s obligations in connection with a merger, consolidation, sale or conveyance of substantially all of its assets, the Company shall be released from all obligations and covenants under this Contingent Convertible Capital Securities Indenture or the Contingent Convertible Capital Securities, as the case may be, and the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Contingent Convertible Capital Securities Indenture with the same effect as if such successor corporation had been named as the Company.

Section 9.03. Assumption of Obligations. Subject to the prior consent of the European Central Bank, if required, any direct or indirect subsidiary of the Company may assume the obligations of the Company under the Contingent Convertible Capital Securities without the consent of the Holders of the Contingent Convertible Capital Securities of such series, provided that:

(a) the successor entity shall expressly assume such obligations by an amendment to this Contingent Convertible Capital Securities Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and the Company shall, by amendment of this Contingent Convertible Capital Securities Indenture, unconditionally guarantee all obligations of such successor entity under the Contingent Convertible Capital Securities Indenture of such series and this Contingent Convertible Capital Securities Indenture so modified by such amendment;

(b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Contingent Convertible Capital Securities Indenture with respect to any such Contingent Convertible Capital Securities with the same effect as if such successor entity had been named as the Company in this Contingent Convertible Capital Securities Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Contingent Convertible Capital Securities except as described in the following paragraph.

In the event of any assumption, Additional Amounts under the Contingent Convertible Capital Securities of such series will be payable in respect of taxes imposed by the assuming corporation’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 11.04 in respect of taxes imposed by the laws of the Kingdom of Spain) rather than taxes imposed by the Kingdom of Spain on payments of Distributions made on or subsequent to the date of such assumption. Additional Amounts with respect to payments of Distributions due prior to the date of such assumption will be payable only in respect of taxes imposed by the Kingdom of Spain. The assuming corporation will also be entitled to redeem the Contingent Convertible Capital Securities of such series in the circumstances described in Section 12.08 with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such assuming corporation’s jurisdiction of incorporation or tax residence, which change or amendment must occur subsequent to the date of any such assumption if the assuming entity is not incorporated or tax resident in the Kingdom of Spain. In the event of any such assumption, all obligations of the Company under the Contingent Convertible Capital Securities of such series shall immediately be discharged.

Section 9.04. Substitution and Variation. If a Capital Event or a Tax Event occurs and is continuing, the Company may substitute all (but not some) of the Contingent Convertible Capital Securities of any series or modify the terms of all (but not some) of the Contingent Convertible Capital Securities of such series, without any requirement for the consent or approval of the Holders of the Contingent Convertible Capital Securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than five (5) nor more than 30 days’ notice to the Holders of the Contingent Convertible Capital Securities of such series in accordance with Section 1.06 (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation).

Any such substitution or variation shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to the Company obtaining the prior Supervisory Permission therefor, as required.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the Holders of the Contingent Convertible Capital Securities of such series can inspect or obtain copies of the new terms and conditions of the Contingent Convertible Capital Securities. Such substitution or variation will be effected without any cost or charge to such Holders.

The Contingent Convertible Capital Securities of any series shall cease to bear Distributions from (and including) the date of substitution thereof.

Any holder or beneficial owner of the Contingent Convertible Capital Securities of any series shall, by virtue of its acquisition of the Contingent Convertible Capital Securities of any series or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the Contingent Convertible Capital Securities of such series and to grant to the Company full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder which is necessary or convenient to complete the substitution or variation of the terms of the Contingent Convertible Capital Securities of such series.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indenture without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Contingent Convertible Capital Securities;

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Contingent Convertible Capital Securities (and, if such covenants are to be for the benefit of fewer than all series of Contingent Convertible Capital Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Enforcement Events;

(d) to make changes to procedures relating to Trigger Conversion, delivery of the Common Shares, or ADSs, as applicable;

(e) to change or eliminate any of the provisions of this Contingent Convertible Capital Securities Indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Contingent Convertible Capital Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or as to which such supplemental indenture would apply;

(f) to secure the Contingent Convertible Capital Securities;

(g) to establish the form or terms of Contingent Convertible Capital Securities of any series as permitted by Sections 2.01 or 3.01;

(h) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 is maintained in The City of New York;

(i) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Contingent Convertible Capital Securities of one or more series and to add to or change any of the provisions of this Contingent Convertible Capital Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.12(b);

(k) to change or eliminate any provision of this Contingent Convertible Capital Securities Indenture as permitted by Section 1.08;

(l) to name a Trustee for a particular series of Contingent Convertible Capital Securities other than the Trustee named in the first paragraph of this Contingent Convertible Capital Securities Indenture and to provide for the appropriate changes related to such appointment for a particular series of Contingent Convertible Capital Securities;

(m) with respect to any Contingent Convertible Capital Security (including a Global Security) issued on or after the date hereof, to amend any such Contingent Convertible Capital Security to conform to the description of the terms of such Contingent Convertible Capital Security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such Contingent Convertible Capital Security; or

(n) to change or modify any provision of this Contingent Convertible Capital Securities Indenture as necessary to ensure that the Contingent Convertible Capital Securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of each series affected by such supplemental Contingent Convertible Capital Securities Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Contingent Convertible Capital Securities Indenture or of modifying in any manner the rights of the Holders of Contingent Convertible Capital Securities of such series under this Contingent Convertible Capital Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Contingent Convertible Capital Security affected thereby,

(a) change the terms of any Contingent Convertible Capital Security to reduce the Liquidation Preference payable upon the redemption of, or the Distributions payable on any Contingent Convertible Capital Security, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 11.04 (except as contemplated by Section 9.01(a) and permitted by Section 10.01(a)) on the Contingent Convertible Capital Securities, or the currency of payment of the Liquidation Preference or Distributions on any such Contingent Convertible Capital Security, or change the Place of Payment (except as contemplated by Section 10.01(h)), or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to any Contingent Convertible Capital Security, or modify the calculation of and any adjustment to, the Conversion Price; or

(b) reduce the percentage in aggregate Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Contingent Convertible Capital Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Contingent Convertible Capital Securities Indenture, or

(c) modify any of the provisions of this Section 10.02 except to increase any such percentage or to provide that certain other provisions of this Contingent Convertible Capital Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Contingent Convertible Capital Security affected thereby; provided, however, that this subsection shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.12(b) and Section 10.01(j), or

(d) change in any manner adverse to the interests of the Holders of any Contingent Convertible Capital Securities the subordination provisions of the Contingent Convertible Capital Securities or the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Contingent Convertible Capital Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Contingent Convertible Capital Securities Indenture which has expressly been included solely for the benefit of one or more particular series of Contingent Convertible Capital Securities, or which modifies the rights of the Holders of Contingent Convertible Capital Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Contingent Convertible Capital Securities Indenture of the Holders of Contingent Convertible Capital Securities of any other series.

Section 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Contingent Convertible Capital Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Contingent Convertible Capital Securities Indenture and constitutes a legal, valid and binding obligation of the Company, subject to customary exceptions. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Contingent Convertible Capital Securities Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Contingent Convertible Capital Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Contingent Convertible Capital Securities Indenture for all purposes; and every Holder of Contingent Convertible Capital Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 10.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 10.06. Reference in Contingent Convertible Capital Securities to Supplemental Indentures. Contingent Convertible Capital Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Contingent Convertible Capital Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Contingent Convertible Capital Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Contingent Convertible Capital Securities of such series.

ARTICLE 11

COVENANTS

Section 11.01. Payment of Liquidation Preference and Distributions. The Company covenants and agrees for the benefit of each series of Contingent Convertible Capital Securities that it will duly and punctually pay the Liquidation Preference of and Distributions on, if any, (subject to the subordination provisions of Section 13.01 and Section 3.01) on the Contingent Convertible Capital Securities of that series when due and payable in accordance with the terms of the Contingent Convertible Capital Securities and this Contingent Convertible Capital Securities Indenture. Except as otherwise specified, as contemplated by Section 3.01 hereof, the Trustee shall act as Principal Paying Agent with respect to any series of Contingent Convertible Capital Securities.

Section 11.02. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Contingent Convertible Capital Securities an office or agency where Contingent Convertible Capital Securities of that series may be presented or surrendered for payment, where Contingent Convertible Capital Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Contingent Convertible Capital Securities of that series and this Contingent Convertible Capital Securities Indenture may be served; provided, however, that at the option of the Company in the case of definitive Contingent Convertible Capital Securities of such series, payment of any Distributions thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Contingent Convertible Capital Security Register. With respect to the Contingent Convertible Capital Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be 160 Queen Victoria Street London EC4V 4LA. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the City of London, an office or agency where notices and demands to or upon the Company in respect of Contingent Convertible Capital Securities of any series and this Contingent Convertible Capital Securities Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the City of London) where the Contingent Convertible Capital Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Contingent Convertible Capital Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 11.03. Money for Distributions to be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Contingent Convertible Capital Securities of any series, it will, on or before each due date, if any, for payment of the Liquidation Preference or Distributions on any of the Contingent Convertible Capital Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Liquidation Preference or Distributions so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Contingent Convertible Capital Securities, it will, prior to any due date for payment of the Liquidation Preference or Distributions on any Contingent Convertible Capital Securities of that series deposit with a Paying Agent a sum sufficient to pay the Liquidation Preference or Distributions so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Liquidation Preference or Distributions, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or its failure so to act. Unless otherwise specified as contemplated by Section 3.01, the Trustee shall be the Company’s Paying Agent. The Company will cause each Paying Agent for any series of Contingent Convertible Capital Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the Liquidation Preference or Distributions on Contingent Convertible Capital Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Contingent Convertible Capital Securities of that series) in the making of any payment, when due and payable, or Liquidation Preference or Distributions on Contingent Convertible Capital Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Contingent Convertible Capital Securities Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Liquidation Preference or Distributions on any Contingent Convertible Capital Security of any series and remaining unclaimed for two years after such Liquidation Preference or Distributions have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Contingent Convertible Capital Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 11.04. Additional Amounts.

(a) All payments of Distributions and other amounts payable (excluding, for the avoidance of doubt, repayment of the Liquidation Preference) in respect of Contingent Convertible Capital Securities by the Company will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such Taxes is required by law. Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Capital Securities of any series, in the event any withholding or deduction of Taxes is imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, the Company shall pay, in respect of any such withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference) such additional amounts (“Additional Amounts”) as will result in Holders of any series of Outstanding Contingent Convertible Capital Securities receiving such amounts as they would have received had no such withholding or deduction been required, provided that no payments of Additional Amounts will be made if and to the extent that the Company has insufficient Available Distributable Items to pay such additional amounts, Distributions on the Contingent Convertible Capital Securities of any series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities and Common Equity Tier 1 Instruments then outstanding, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items.

(b) However, the Company shall not be required to pay any Additional Amounts in relation to any payment in respect of any Contingent Convertible Capital Securities:

(i) to, or to a third party on behalf of, a Holder if the Holder or the beneficial owner of Contingent Convertible Capital Securities of any series is liable for such Taxes in respect of such Contingent Convertible Capital Security by reason of them having some connection with Spain other than (i) the mere holding of such Contingent Convertible Capital Security or (ii) the receipt of any payment of Distributions in respect of such Contingent Convertible Capital Security;

(ii) to, or to a third party on behalf of, a Holder in respect of whose Contingent Convertible Capital Securities the Company does not receive such information as may be required in order to comply with the applicable Spanish tax reporting obligations (as amended or restated from time to time), including but not limited to the receipt in a timely manner of a duly executed and completed certificate in accordance with Law 10/2014 and Royal Decree 1065/2007, as amended, and any implementing legislation or regulation;

(iii) to, or to a third party on behalf of, a Holder of Contingent Convertible Capital Securities in respect of whom the Company does not receive such information concerning such Holder’s or beneficial owner’s identity and tax residence as may be required in order to comply with the procedures that allow the Company not to apply withholding tax, including those that may be implemented to comply with the interpretation of Royal Decree 1065/2007 eventually made by the Spanish tax authorities;

(iv) presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days;

(v) in relation to any estate, inheritance, gift, sales, transfer or similar taxes;

(vi) to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain if the Spanish tax authorities determine that payments made to such individuals are not exempt from withholding tax and require a withholding to be made;

(vii) to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the Contingent Convertible Capital Securities of any series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004 and require a withholding to be made; or

(viii) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto.

(c) In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (b)(i) through (b)(viii) set forth above.

(d) Additional Amounts will also not be paid with respect to any payment to a Holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder.

For the purposes of this Section 11.04:

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect is duly given to the Holders in accordance with Section 1.06.

In the event that any withholding or deduction for or on account of any taxes by the Company is required, at least 10 days prior to each date of payment of Liquidation Preference of or Distributions on the relevant series of Contingent Convertible Capital Securities, or, if later, promptly after the obligation to withhold or deduct becomes known to the Company, the Company will furnish to the Trustee and the Paying Agent, if other than the Trustee, an Officer’s Certificate specifying the amount required to be withheld or deducted on such payments to such Holders, certifying that the Company shall pay such amounts required to be withheld to the appropriate taxing jurisdiction and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each Holder, and that the Company will pay to the Trustee or the Paying Agent the Additional Amounts required to be paid; provided that no such Officer’s Certificate will be required prior to any date of payment of Liquidation Preference of or Distributions on such Contingent Convertible Capital Securities if there has been no change with respect to the matters set forth in a prior Officer’s Certificate. The Trustee and Paying Agent may rely on the fact that any Officer’s Certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any taxes is required. The Company covenants to indemnify the Trustee and Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such Officer’s Certificate furnished pursuant to this paragraph or on the fact that any Officer’s Certificate contemplated by this paragraph has not been furnished.

Except where the context requires otherwise, any references in this Contingent Convertible Capital Securities Indenture to Distributions in respect of the Contingent Convertible Capital Securities shall include any Additional Amounts payable with respect thereto.

Section 11.05. Corporate Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that the foregoing shall not obligate the Company to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 11.06. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

ARTICLE 12

REDEMPTION AND REPURCHASE OF CONTINGENT CONVERTIBLE CAPITAL SECURITIES

Section 12.01. Applicability of Article. Contingent Convertible Capital Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Contingent Convertible Capital Securities of any series) in accordance with this Article. Contingent Convertible Capital Securities of any series may not be redeemed except in accordance with provisions of the Applicable Banking Regulations. The Contingent Convertible Capital Securities of any series may not be redeemed in whole or in part at the option of the Holder thereof.

Section 12.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Contingent Convertible Capital Securities shall be evidenced by a Board Resolution. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Contingent Convertible Capital Securities, the Company shall, at least five (5) days prior, but not more than 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the Liquidation Preference of Contingent Convertible Capital Securities of such series to be redeemed.

Section 12.03. Selection by Trustee of Contingent Convertible Capital Securities to be Redeemed. If less than all the Contingent Convertible Capital Securities of any series are to be redeemed, the particular Contingent Convertible Capital Securities to be redeemed shall be selected not less than five (5) days nor more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Contingent Convertible Capital Securities of such series not previously called for redemption, pro rata, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Contingent Convertible Capital Securities of that series or any multiple thereof) of the Liquidation Preference of Contingent Convertible Capital Securities of such series of a denomination larger than the minimum authorized denomination for Contingent Convertible Capital Securities of that series. Redemption in accordance with regulations of the list authority, stock exchange and/or quotation system shall conform to the prospectus.

The Trustee shall promptly notify the Company in writing of the Contingent Convertible Capital Securities selected for redemption and, in the case of any Contingent Convertible Capital Securities selected for partial redemption, the Liquidation Preference thereof to be redeemed.

For all purposes of this Contingent Convertible Capital Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Contingent Convertible Capital Securities shall relate in the case of any Contingent Convertible Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Preference of such Contingent Convertible Capital Security which has been or is to be redeemed.

Section 12.04. Redemption Procedures; Notice of Redemption.

(a) The decision to redeem the Contingent Convertible Capital Securities must be irrevocably notified by the Company to Holders of the Contingent Convertible Capital Securities of such series upon not less than five (5) nor more than 30 days’ notice prior to the relevant redemption date (i) through the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with Section 1.06, and to the trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee.

(b) Any notice of redemption will state: the redemption date; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in this Contingent Convertible Capital Securities Indenture become due and payable upon each Contingent Convertible Capital Security being redeemed and that, subject to certain exceptions, Distributions will cease to accrue on or after that date; the place or places where the Contingent Convertible Capital Securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Contingent Convertible Capital Securities being redeemed.

(c) If the Company gives notice of redemption of the Contingent Convertible Capital Securities of any series, then by 11:00 a.m. (CET) on the relevant redemption date, the Company will:

(i) irrevocably deposit with the Principal Paying Agent funds sufficient to pay the Redemption Price; and

(ii) give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of such series of Contingent Convertible Capital Securities.

(d) If the notice of redemption has been given on any series of Contingent Convertible Capital Securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(i) Distributions on the Contingent Convertible Capital Securities of such series shall cease to accrue;

(ii) such Contingent Convertible Capital Securities of such series will no longer be considered Outstanding; and

(iii) the Holders of Contingent Convertible Capital Securities of such series will no longer have any rights as holders except the right to receive the Redemption Price.

(e) If in connection with any series of Contingent Convertible Capital Securities either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or if the Company improperly withholds or refuses to pay the Redemption Price of the Contingent Convertible Capital Securities of such series, Distributions will continue to accrue, subject to the terms and conditions set forth in Section 3.08 and Section 3.09, at the rate specified from (and including) the redemption date to (but excluding) the date of actual payment of the Redemption Price.

(f) The Company may not give a notice of redemption pursuant to this Section 12.04 if a Trigger Event Notice has been given. If a Trigger Event Notice is given after a notice of redemption shall have been given by the Company but before the redemption has occurred, such notice of redemption shall automatically be revoked and be null and void and the relevant redemption shall not be made.

Section 12.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 11.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be a Distribution Date) accrued but unpaid Distributions on, all the Contingent Convertible Capital Securities which are to be redeemed on that date.

Section 12.06. Contingent Convertible Capital Securities Payable on Redemption Date. Notice of redemption having been given as set forth in Section 12.04, the Contingent Convertible Capital Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and Distributions, if any) such Contingent Convertible Capital Securities shall cease to accrue Distributions for the period following the Redemption Date. Upon surrender of any such Contingent Convertible Capital Security for redemption in accordance with Section 12.04, such Contingent Convertible Capital Security shall be paid by the Company at the Redemption Price, together with any accrued but unpaid Distributions thereon to (but excluding) the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 3.01, a Distribution which is payable on a Distribution Date which is the Redemption Date, shall be payable to the Holders of such Contingent Convertible Capital Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to the terms of the Contingent Convertible Capital Securities and the provisions of Section 3.07. Contingent Convertible Capital Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Contingent Convertible Capital Security called for redemption shall not be so paid upon surrender thereof for redemption, the Contingent Convertible Capital Security shall, until paid, continue to accrue Distributions from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 12.07. Contingent Convertible Capital Securities Redeemed in Part. Any Contingent Convertible Capital Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Contingent Convertible Capital Security without service charge, a new Contingent Convertible Capital Security or Contingent Convertible Capital Securities of the same series of any authorized denomination as requested by such Holder, in Liquidation Preference equal to and in exchange for the unredeemed portion of the Liquidation Preference of the Contingent Convertible Capital Security so surrendered.

Section 12.08. Redemption Due to Changes in Tax Treatment. Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Capital Securities of any series, if, on or after the date of issuance of any series of Contingent Convertible Capital Securities, a Tax Event occurs, the Contingent Convertible Capital Securities of such series may be redeemed, in whole but not in part, at the option of the Company, at any time, at the Redemption Price, in accordance with Applicable Banking Regulations then in force (including obtaining the prior Supervisory Permission therefor, as required).

Section 12.09. Redemption Due to Capital Event. Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Capital Securities of any series, if, on or after the issue date of the Contingent Convertible Capital Securities of any series, a Capital Event occurs, the Contingent Convertible Capital Securities of such series may be redeemed, in whole but not in part, at the option of the Company, at any time, at the Redemption Price, in accordance with Applicable Banking Regulations then in force (including obtaining the prior Supervisory Permission therefor, as required).

Section 12.10. Repurchase of Contingent Convertible Capital Securities. (a) Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Capital Securities of any series, the Company and any of its subsidiaries or any third party designated by any of them may repurchase Contingent Convertible Capital Securities of any series, at any price, in the open market or otherwise at any price, in accordance with Applicable Banking Regulations in force at the relevant time. Such repurchases will be subject to the Company obtaining the prior Supervisory Permission therefor, as required.

(b) Notwithstanding any other provision of Section 4.06 and subject to compliance with the provisions of the Spanish Companies Act and/or with any Applicable Banking Regulations, the Company or any member of the Group may, from time to time, purchase or redeem or buy back any shares of the Company (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the Holders.

Section 12.11. Optional Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to the Contingent Convertible Capital Securities of any series, the Contingent Convertible Capital Securities of any series may be redeemed at the option of the Company, in whole but not in part, on the date or dates specified in or determined pursuant to Section 3.01, in each case at the Redemption Price, in accordance with Applicable Banking Regulations then in force (including obtaining the prior Supervisory Permission therefor, as required).

Section 12.12. Clean-up Redemption. If optional clean-up redemption is specifically provided for in respect of a series of Contingent Convertible Capital Securities, as contemplated by Section 3.01, subject to such conditions as may be specified in the relevant indenture supplemental hereto, the Company may redeem at its option, in whole but not in part, the Outstanding Contingent Convertible Capital Securities of such series on any date that is a Distribution Payment Date, at the Redemption Price, if 75% (or such other percentage as may be specified pursuant to Section 3.01) or more of the initial aggregate Liquidation Preference of such series (which, for the avoidance of doubt, includes any Additional Contingent Convertible Capital Securities) have been redeemed or purchased by, or on behalf of, the Company and cancelled, in accordance with Applicable Banking Regulations then in force (including obtaining the prior Supervisory Permission therefor, as required).

Section 12.13. Cancelled Distributions Not Payable Upon Redemption. Any Distributions that have been cancelled or deemed cancelled pursuant to Sections 3.08 or 3.09 hereof shall not be payable if the Contingent Convertible Capital Securities are redeemed pursuant to Sections 12.08, 12.09, 12.11 or 12.12 hereof.

ARTICLE 13

SUBORDINATION OF CONTINGENT CONVERTIBLE CAPITAL SECURITIES

Section 13.01. Contingent Convertible Capital Securities Subordinate to Senior Claims. (a) Unless previously converted into Common Shares pursuant Section 4.01, the payment obligations of the Company under the Contingent Convertible Capital Securities of any series constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of the Company, for so long as the contingent convertible capital securities constitute Additional Tier 1 Instruments, rank:

(i)

pari passu among themselves and with (a) all other subordinated obligations (créditos subordinados) of the Company under Additional Tier 1 Instruments and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Company’s obligations under Additional Tier 1 Instruments;

(ii)

junior to (a) any unsubordinated obligations (créditos ordinarios) of the Company, (b) any subordinated obligations (créditos subordinados) of the Company under Tier 2 Instruments and (c) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Company’s obligations under Additional Tier 1 Instruments; and

(iii)

senior to (a) any claims for the liquidation amount of the Common Shares and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the Company’s obligations under Additional Tier 1 Instruments.

(b) The Company agrees with respect to any series of Contingent Convertible Capital Securities and each holder of Contingent Convertible Capital Securities of any series, by his or her acquisition of a Contingent Convertible Capital Security, will be deemed to have agreed to the subordination as described in this Section 13.01. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Contingent Convertible Capital Security. In addition, each holder of Contingent Convertible Capital Securities of any series by his or her acquisition of the securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant Contingent Convertible Capital Securities as provided in this Contingent Convertible Capital Securities Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

(c) The obligations of the Company under any series of Contingent Convertible Capital Securities are subject to the Bail-in Power.

(d) No security or guarantee of whatever kind is, or shall at any time be, provided by the Company or any other person securing the rights of the Holders of any series of Contingent Convertible Capital Securities.

Section 13.02. Waiver of Right of Set-Off. Subject to applicable law, neither any holder or beneficial owner of the Contingent Convertible Capital Securities of any series nor the Trustee acting on behalf of the holders of the Contingent Convertible Capital Securities of such series may exercise, claim or plead any right of set-off, compensation, netting or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Contingent Convertible Capital Securities of such series or this Contingent Convertible Capital Securities Indenture and each Holder and beneficial owner of the Contingent Convertible Capital Securities of such series, by virtue of its holding of any Contingent Convertible Capital Securities of such series or any interest therein, and the Trustee acting on behalf of the holders of the Contingent Convertible Capital Securities of such series, shall be deemed to have waived all such rights of set-off, compensation, netting, retention or counterclaim. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Contingent Convertible Capital Security of any series or any Distributions thereon by the Company in respect of, or arising under, the Contingent Convertible Capital Securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if a Liquidation Event shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Section 13.03. Provisions Solely to Define Relative Rights. The provisions of this Article 13 are and are intended solely for the purpose of defining the relative rights of the Holders of the Contingent Convertible Capital Securities of each series on the one hand and the Senior Creditors on the other hand. Nothing contained in this Article or elsewhere in this Contingent Convertible Capital Securities Indenture or in such Contingent Convertible Capital Securities is intended to or shall (a) impair, as among the Company and the Holders of the Contingent Convertible Capital Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of such claims the Liquidation Preference and Distributions on such Contingent Convertible Capital Securities as and when the same shall become due and payable in accordance with their terms and this Contingent Convertible Capital Securities Indenture; or (b) affect the relative rights against the Company of the Holders of such Contingent Convertible

Capital Securities; or (c) prevent the Trustee or the Holder of any Contingent Convertible Capital Securities of the series from exercising all remedies otherwise permitted by applicable law upon default under this Contingent Convertible Capital Securities Indenture, subject to the rights, if any, under this Article of the Senior Creditors to receive cash, property or securities otherwise payable or deliverable to the Trustee or such holder.

Section 13.04. Trustee to Effectuate Subordination. Each Holder of a Contingent Convertible Capital Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Contingent Convertible Capital Securities provided in this Article 13 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 13.05. Trustee Not Fiduciary for Senior Creditors. With respect to the Senior Creditors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Contingent Convertible Capital Securities Indenture, and no implied covenants or obligations with respect to the Senior Creditors shall be read into this Contingent Convertible Capital Securities Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Contingent Convertible Capital Securities of the series or to the Company or to any other Person cash, property or securities to which any Senior Creditors shall be entitled by virtue of this Article or otherwise.

Section 13.06. Rights of Trustee as Senior Creditor; Preservation of Trustee’s Rights. The Trustee in its individual or any other capacity shall be entitled to all the rights set forth in this Article with respect to any claims of Senior Creditors which may at any time be held by it, to the same extent as any other Senior Creditor, and nothing in this Contingent Convertible Capital Securities Indenture or the Trust Indenture Act shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.08 and Section 7.08.

Section 13.07. Article Applicable to Paying Agents. At all times when a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 13.06 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

ARTICLE 14

BAIL-IN AND RESOLUTION ACTIONS

Section 14.01. Agreement and Acknowledgment with Respect to the Exercise of the Bail-in Power.

(a) Notwithstanding any other term of the Contingent Convertible Capital Securities of any series or any other agreements, arrangements, or understandings between the Company and any Holder of the Contingent Convertible Capital Securities of any series, by its acquisition of the Contingent Convertible Capital Securities of any series, each Holder (which, for the purposes of this Section 14.01, includes each holder of a beneficial interest in the Contingent Convertible Capital Securities of any series) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 Instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Contingent Convertible Capital Securities, in which case the Holder agrees to accept in lieu of its rights under such Contingent Convertible Capital Securities any such Common Equity Tier 1 Instruments, other securities or other obligations of the Company or another person;

•	the cancellation of the Contingent Convertible Capital Securities or Amounts Due;

•

the amendment of the Distribution payable on the Contingent Convertible Capital Securities, or the date on which the Distribution becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of the Contingent Convertible Capital Securities are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

(b) No repayment or payment of the Amounts Due on the Contingent Convertible Capital Securities of any series will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

The potential write-down or cancellation of all or a portion of the principal amount of—or Distributions on—the Contingent Convertible Capital Securities or the conversion of the Contingent Convertible Capital Securities into shares, other security or other obligations in connection with the exercise of any Bail-in Power by the Relevant Resolution Authority is separate and distinct from a conversion or write-down following a Trigger Event although these events may occur consecutively.

(c) The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Contingent Convertible Capital Securities shall not constitute an Event of Default or an Enforcement Event and the terms and conditions of the Contingent Convertible Capital Securities shall continue to apply in relation to the residual Liquidation Preference of, or outstanding amount payable with respect to, the Contingent Convertible Capital Securities subject to any modification of the amount of Distributions payable to reflect the reduction of the Liquidation Preference, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with the Applicable Banking Regulations.

(d) Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of the Company or another person, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Company, nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Contingent Convertible Capital Securities of any series will be an Enforcement Event.

(e) By its acquisition of the Contingent Convertible Capital Securities of any series, each Holder of the Contingent Convertible Capital Securities of such series, (which, for the purposes of this Section 14.01, includes each holder of a beneficial interest in the Contingent Convertible Capital Securities of such series), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Contingent Convertible Capital Securities of such series.

(f) Additionally, by its acquisition of the Contingent Convertible Capital Securities of any series, each Holder of the Contingent Convertible Capital Securities of such series acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the Contingent Convertible Capital Securities of such series with respect to any portion of the Contingent Convertible Capital Securities of such series that are written-down, converted to equity and/or cancelled under this Contingent Convertible Capital Securities Indenture, which authorizes Holders of a majority in aggregate outstanding Liquidation Preference of the Outstanding Contingent Convertible Capital Securities of such series to direct certain actions relating to the Contingent Convertible Capital Securities of such series; and

(ii) this Contingent Convertible Capital Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority.

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as this Contingent Convertible Capital Securities of any series remain Outstanding, there will at all times be a Trustee for this Contingent Convertible Capital Securities of such series in accordance with the Contingent Convertible Capital Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by this Contingent Convertible Capital Securities Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Contingent Convertible Capital Securities of such series remain Outstanding following the completion of the exercise of the Bail-in Power.

(g) By its acquisition of the Contingent Convertible Capital Securities of any series, each Holder of the Contingent Convertible Capital Securities of such series acknowledges and agrees that neither a cancellation or deemed cancellation of the Liquidation Preference or Distributions (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Contingent Convertible Capital Securities of such series will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

(h) Each Holder of the Contingent Convertible Capital Securities of any series that acquires such Contingent Convertible Capital Securities in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the Contingent Convertible Capital Securities that acquire the Contingent Convertible Capital Securities upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Contingent Convertible Capital Securities, including in relation to the Bail-in-Power.

(i) By purchasing the Contingent Convertible Capital Securities of any series, each Holder (including each beneficial owner) of the Contingent Convertible Capital Securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds Contingent Convertible Capital Securities of such series to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the Contingent Convertible Capital Securities of such series as it may be imposed, without any further action or direction on the part of such Holder.

(j) Each holder of the Contingent Convertible Capital Securities also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the Contingent Convertible Capital Securities.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Contingent Convertible Capital Securities Indenture and of signature pages by facsimile, e-mail or electronic format (e.g., PDF, “tif” or “jpg”) transmission and other electronically imaged signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this Contingent Convertible Capital Securities Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, e-mail or electronic format (e.g., PDF, “tif” or “jpg”) shall be deemed to be their original signatures for all purposes. This Contingent Convertible Capital Securities Indenture, any indenture supplemental hereto and any other document, certificate or opinion delivered in connection with this Contingent Convertible Capital Securities Indenture, such supplemental indenture or the issuance and delivery of the Contingent Convertible Capital Securities Indenture may be signed by or on behalf of the Company and the Trustee by manual, facsimile, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Trustee have caused this Contingent Convertible Capital Securities Indenture to be duly executed, all as of the day and year first above written.

BANCO SANTANDER, S.A.

By:	/s/ Juan Urigoen Irusta
Name: Juan Urigoen Irusta
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Gregory Dale
Name: Gregory Dale
Title: Authorised Signatory

APPENDIX 1: PROCEDURES FOR COMPLIANCE WITH SPANISH TAX LEGISLATION

Information Procedures and Certification Obligations of the Trustee or Paying Agent in respect of payments under the Contingent Convertible Capital Securities

1.

Delivery of the Payment Information Certificate: In connection with each payment of income under the Contingent Convertible Capital Securities, the Trustee or Paying Agent shall deliver to the Company by the close of business on the business day immediately preceding the day on which such payment is made a duly completed and executed Payment Information Certificate substantially in the form set forth in Exhibit I hereto (Form of Payment Information Certificate). Such form may be delivered initially by e-mail, in PDF form, by fax, or by other electronic format transmission (including, without limitation, DocuSign and AdobeSign), provided that the original is delivered by the end of the following month.

If the Payment Information Certificate is delivered by the Trustee or Paying Agent in a timely and completed manner to the Company, the relevant income payment will be made free and clear of Spanish withholding tax.

The Trustee or Paying Agent shall have no duty or responsibility to comply with Spanish tax laws arising out of this Contingent Convertible Capital Securities Indenture, and may request and rely conclusively upon any instructions from the Company in respect of any action necessary or required to be taken by the Trustee or Paying Agent pursuant to this Appendix 1; provided, however, that in no event shall the Trustee or Paying Agent be required to expend or risk its own funds in the performance of any of its duties pursuant to this Appendix 1, or be obligated to take any legal or other action which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification.

The Company agrees to instruct the Trustee or Paying Agent in writing with respect to any certifications that may be required under Spanish law, and the Trustee or Paying Agent acknowledges that this Appendix 1 shall constitute an instruction in this regard, unless otherwise instructed in writing by the Company.

2.

Failure to deliver the Payment Information Certificate: In the event that the Trustee or Paying Agent fails or for any reason is unable to deliver a timely, duly completed Payment Information Certificate as described above to the Company in respect of a payment of income under the Contingent Convertible Capital Securities, the Trustee or Paying Agent shall withhold Spanish income tax on behalf of the Company from the relevant payment at the then-applicable rate (currently set at 19%).

3.

If, after the relevant payment date but before the 10th day of the month immediately following the relevant payment date the Trustee or Paying Agent provides the duly completed Payment Information Certificate to the Company, then the Company shall instruct the Trustee or Paying Agent to immediately transfer the amounts withheld in respect of the relevant payment pursuant to paragraph 2 above by way of reimbursement of the amounts withheld on the relevant payment date and completion of the corresponding income payment in respect of payments under the Contingent Convertible Capital Securities.

4.

If the Trustee or Paying Agent fails or for any reason is unable to submit a duly completed and executed Payment Information Certificate to the Company by the 10th day of the month immediately following the relevant payment date, the Trustee or Paying Agent shall immediately return (but in any event no later than the 10th day of the month immediately following the relevant payment date) to the Company any remaining amount of the 19% tax withheld in respect of the relevant payment, and investors will have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

EXHIBIT I

Anexo al Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos, aprobado por Real Decreto 1065/2007

Modelo de declaración a que se refieren los apartados 3, 4 y 5 del artículo 44 del Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos

Annex to Royal Decree 1065/2007, of 27 July, approving the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes

Declaration form referred to in paragraphs 3, 4 and 5 of Article 44 of the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes

Don (nombre), con número de identificación fiscal (…)(1), en nombre y representación de (entidad declarante), con número de identificación fiscal (….)(1) y domicilio en (…) en calidad de (marcar la letra que proceda):

Mr. (name), with tax identification number (...)(1), in the name and on behalf of (entity), with tax identification number (....)(1) and address in (...) as (function—mark as applicable):

(a) Entidad Gestora del Mercado de Deuda Pública en Anotaciones.

(a) Management Entity of the Public Debt Market in book entry form.

(b) Entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero.

(b) Entity that manages the clearing and settlement system of securities resident in a foreign country.

(c) Otras entidades que mantienen valores por cuenta de terceros en entidades de compensación y liquidación de valores domiciliadas en territorio español.

(c) Other entities that hold securities on behalf of third parties within clearing and settlement systems domiciled in the Spanish territory.

(d) Agente de pagos designado por el emisor.

(d) Issuing and Paying Agent appointed by the issuer.

Formula la siguiente declaración, de acuerdo con lo que consta en sus propios registros:

Makes the following statement, according to its own records:

1. En relación con los apartados 3 y 4 del artículo 44:

1. In relation to paragraphs 3 and 4 of Article 44:

1.1 Identificación de los valores………………………………………………………

1.1 Identification of the securities……………………………………………………

1.2 Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)

1.2 Income payment date (or refund if the securities are issued at discount or are segregated)

1.3 Importe total de los rendimientos (o importe total a reembolsar, en todo caso, si son valores emitidos al descuento o segregados)……………………………..

1.3 Total amount of income (or total amount to be refunded, in any case, if the securities are issued at discount or are segregated)

1.4 Importe de los rendimientos correspondiente a contribuyentes del Impuesto sobre la Renta de las Personas Físicas, excepto cupones segregados y principales segregados en cuyo reembolso intervenga una Entidad Gestora.................................

1.4 Amount of income corresponding to Personal Income Tax taxpayers, except segregated coupons and segregated principals for which reimbursement an intermediary entity is involved..................

1.5 Importe de los rendimientos que conforme al apartado 2 del artículo 44 debe abonarse por su importe íntegro (o importe total a reembolsar si son valores emitidos al descuento o segregados).

1.5 Amount of income which according to paragraph 2 of Article 44 must be paid gross (or total amount to be refunded if the securities are issued at discount or are segregated).

2. En relación con el apartado 5 del artículo 44.

2. In relation to paragraph 5 of Article 44.

2.1 Identificación de los valores………………………………………………………

2.1 Identification of the securities……………………………………………………..

2.2 Fecha de pago de los rendimientos (o de reembolso si son valores emitidos al descuento o segregados)...........................................

2.2 Income payment date (or refund if the securities are issued at discount or are segregated) ……………………………………………………

2.3 Importe total de los rendimientos (o importe total a reembolsar si son valores emitidos al descuento o segregados.................. .........……………………………………..

2.3 Total amount of income (or total amount to be refunded if the securities are issued at discount or are segregated)

2.4 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero A.

2.4 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country A.

2.5 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero B.

2.5 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country B.

2.6 Importe correspondiente a la entidad que gestiona el sistema de compensación y liquidación de valores con sede en el extranjero C.

2.6 Amount corresponding to the entity that manages the clearing and settlement system of securities resident in a foreign country C.

Lo que declaro en..................….a …. de...................…de ….

I declare the above in.................. .... on the.... of................... ... of....

(1)	En caso de personas, físicas o jurídicas, no residentes sin establecimiento permanente se hará constar el número o código de identificación que corresponda de conformidad con su país de residencia

(1)

In case of non-residents (individuals or corporations) without permanent establishment in Spain it shall be included the number or identification code which corresponds according to their country of residence.